UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

DURECT Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DURECT CORPORATION

2 Results Way

Cupertino, CA 95014

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 23, 2010

On Wednesday, June 23, 2010, DURECT Corporation (the “Company”), will hold its 2010 Annual Meeting of Stockholders (the “Meeting”) at its headquarters, 2 Results Way, Cupertino, CA 95014. The Meeting will begin at 10:00 a.m. local time.

Only stockholders who own common stock at the close of business on April 26, 2010 can vote at the Meeting or any adjournment that may take place. At the Meeting, the stockholders will:

1.	Elect three Class I directors of our Board of Directors to serve until the 2013 annual meeting of stockholders.

2.	Approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 110,000,000 to 200,000,000;

3.	Approve an amendment and restatement of the 2000 Stock Plan;

4.	Approve an amendment and restatement of the 2000 Employee Stock Purchase Plan, including an increase of 250,000 in the number of shares of the Company’s Common Stock available for issuance thereunder;

5.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year; and

6.	Transact any other business properly brought before the Meeting.

You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

The Board of Directors recommends that you vote in favor of each of the five proposals outlined in the attached Proxy Statement.

We cordially invite all stockholders to attend the Meeting in person. However, whether or not you expect to attend the Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Meeting. Alternatively, you may vote your shares on the Internet or by telephone by following the instructions on your proxy card. If you send in your proxy card and then decide to attend the Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

Following the Meeting, we will also report on our business results and other matters of interest to stockholders.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

Cupertino, California

April [    ], 2010

YOUR VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 23, 2010.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. ALTERNATIVELY, YOU MAY VOTE YOUR SHARES ON THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED.

DURECT CORPORATION

2 Results Way

Cupertino, CA 95014

PROXY STATEMENT

FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

JUNE 23, 2010

Our Board of Directors is soliciting proxies for the 2010 annual meeting of stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Meeting. Please read it carefully.

The Board has set April 26, 2010 as the record date for the Meeting. Stockholders of record who own our common stock on that date are entitled to vote at and attend the Meeting, with each share entitled to one vote. Stockholders who hold shares in “street name” may vote at the Meeting only if they hold a valid proxy from their broker. As of the record date, there are [            ] shares of common stock outstanding and entitled to vote at the Meeting.

Voting materials, which include this Proxy Statement, a proxy card and our 2010 Annual Report, will be mailed to stockholders on or about May 17, 2010. These materials are also available free of charge on the Internet at http://www.RRDEZProxy.com/2010/DURECT.

Our Annual Report on Form 10-K for the year ended December 31, 2009 is available on the Internet at our website at www.durect.com in the Investor Relations section or through the SEC’s electronic data system called IDEA (formerly EDGAR) at www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, DURECT Corporation, 2 Results Way, Cupertino, CA 95014 or e-mail Investor Relations at “info@durect.com.”

In this Proxy Statement:

—	“We,” “us,” “our” and the “Company” refer to DURECT Corporation

—	“Annual Meeting” or “Meeting” means the 2010 annual meeting of stockholders

—	“Board of Directors” or “Board” means our Board of Directors

—	“SEC” means the Securities and Exchange Commission

We have summarized below important information with respect to the Annual Meeting.

Time and Place of the Annual Meeting

The Annual Meeting is being held on Wednesday, June 23, 2010, at 10:00 a.m. local time at our headquarters, 2 Results Way, Cupertino, CA 95014. All stockholders who own shares of our stock as of April 26, 2010, the record date, may attend the Annual Meeting.

Purpose of the Proxy Statement and Proxy Card

You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on April 26, 2010, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint James E. Brown and Felix Theeuwes as your representatives at the Meeting. James E. Brown and Felix Theeuwes will vote your shares as you have instructed them on the proxy card, at the Meeting. This way, your shares will be voted whether or not you attend the Meeting. Alternatively, you may vote your shares on the Internet or by telephone by following the instructions on your proxy card. Even if you plan to attend the Meeting it is a good idea to complete, sign and return your proxy card in advance of the Meeting just in case your plans change.

Proposals to Be Voted on at This Year’s Annual Meeting

You are being asked to vote on:

1.	The election of three Class I directors to serve on our Board of Directors until our 2013 annual meeting of stockholders.

2.	The amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 110,000,000 to 200,000,000.

3.	An amendment and restatement of the 2000 Stock Plan;

4.	An amendment and restatement of the 2000 Employee Stock Purchase Plan, including an increase of 250,000 in the number of shares of the Company’s Common Stock available for issuance thereunder; and

5.	The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

The Board of Directors recommends a vote FOR each proposal.

Voting Procedure

You may vote by mail, phone or the Internet.

To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. To vote by phone or the Internet, please follow the instructions as listed on the proxy card.

You may vote in person at the Meeting.

We will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the Meeting. Holding shares in “street name” means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in “street name” and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may change your mind after you have returned your proxy.

If you change your mind after you return your proxy, you may revoke your proxy at any time before the polls close at the Meeting. You may do this by:

—	signing another proxy with a later date, or

—	voting in person at the Annual Meeting.

Multiple Proxy Cards

If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

Quorum Requirement

Shares are counted as present at the Meeting if the stockholder either:

—	is present and votes in person at the Meeting, or

—	has properly submitted a proxy card.

A majority of our outstanding shares as of the record date must be present at the Meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a “quorum.”

Consequences of Not Returning Your Proxy; Broker Non-Votes

If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

—	vote your shares on routine matters, or

—	leave your shares unvoted.

Under the rules that govern brokers who have record of ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a “broker non-vote.” Brokers will have the authority to vote in their discretion on the ratification of auditors but will not have discretion to vote on any other matter before the Annual Meeting. For more information on this topic, see the SEC Investor Alert issued in February 2010 entitled “New Shareholder Voting Rules for the 2010 Proxy Season” at http://www.sec.gov/investor/alerts/votingrules2010.htm.

Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Broker non-votes will be counted as a vote AGAINST the proposal to amend our Certificate of Incorporation but will have no effect on any other proposal.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the Meeting.

Effect of Abstentions

Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

Required Vote

Assuming a quorum is present, the three nominees receiving the highest number of votes of shares that are present and entitled to vote will be elected as Class I directors. The vote required to approve the Amendment to our Certificate of Incorporation to increase the number of authorized shares is the affirmative vote of the holders of more than 50% of the combined voting power of all shares of the Company entitled to vote, voting together as a single class, present in person or represented by proxy. The vote required to approve the proposed amendment and restatement of the 2000 Stock Plan and the 2000 Employee Stock Purchase Plan and the ratification of the independent registered public accounting firm, as set forth in Proposals 3-5, is the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote.

Vote Solicitation; No Use of Outside Solicitors

DURECT Corporation is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, agents, and other employees may contact you by telephone, Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

Voting Procedures

Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Computershare, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting. The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR the other proposal discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Meeting. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast. Broker non-votes will be counted as a vote AGAINST the proposal to amend our Certificate of Incorporation but will have no effect on any other proposal.

We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Publication of Voting Results

We will announce preliminary voting results at the meeting. We will publish the final results in a current report on Form 8-K within four business days of the meeting, which we will file with the SEC. You can get a copy on our website at www.durect.com in the Investor Relations section, by contacting Matthew J. Hogan, our Chief Financial Officer, at (408) 777-4936 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the IDEA (formerly EDGAR) system at www.sec.gov.

Other Business

We do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement. However, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to James E. Brown and Felix Theeuwes to vote on such matters at their discretion.

Stockholder Proposals For The 2011 Annual Meeting

To have your proposal included in our proxy statement for our 2011 annual meeting, you must submit your proposal in writing no later than January 17, 2011 to Jean Liu, Senior Vice President, General Counsel and Secretary, DURECT Corporation, 2 Results Way, Cupertino, CA 95014. Any such proposal must also comply with Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the regulations thereunder, as well as the our bylaws, which may be obtained free of charge by written request to Jean Liu, Senior Vice President, General Counsel and Secretary, DURECT Corporation, 2 Results Way, Cupertino, CA 95014.

Pursuant to our bylaws, stockholders must provide notice of any business that they wish to submit for consideration at the 2011 annual meeting to our executive offices (Attention: Secretary) no later than March 25, 2011 and no earlier than February 23, 2011; provided, however, that if the 2011 annual meeting is moved more than 30 days prior to or 60 days after the anniversary of the Annual Meeting and less than 60 days notice is provided to stockholders, then notice of a stockholder proposal must be received within 10 days of public notice of the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that our Board of Directors is divided into three classes, with staggered three-year terms. Our Class I directors whose terms expire at the Annual Meeting and who are being nominated for re-election, are Felix Theeuwes, Simon X. Benito and Terrence F. Blaschke. Our Class II directors whose terms expire at our 2011 annual meeting are David R. Hoffmann and Jon S. Saxe. Our Class III directors, whose terms expire at our 2012 annual meeting are James E. Brown, Michael D. Casey and Armand P. Neukermans. You only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year terms. Felix Theeuwes, Simon X. Benito and Terrence F. Blaschke, currently Class I directors, are nominees for re-election at the Annual Meeting. Each nominee has consented to serve an additional three-year term.

Vote Required

If a quorum is present, the three nominees receiving the highest number of votes of shares that are present and entitled to vote will be elected as directors for the ensuing three years. Unless marked otherwise, proxies received will be voted FOR the election of Felix Theeuwes, Simon X. Benito and Terrence F. Blaschke. If additional people are nominated for election as directors through the stockholder proposal process which includes written notification to us within specified time frames, the proxy holders intend to vote all proxies received by them in a way that will ensure that as many as possible of the nominees listed above are elected. If this happens, the specific nominees to be voted for will be determined by the proxy holders.

Continuing Directors

The names of our continuing directors, their ages as of April 26, 2010 and certain other information about them are set forth below:

Name	Age	Position
James E. Brown, D.V.M.	53	President, Chief Executive Officer and Director
Felix Theeuwes, D.Sc.	72	Chairman and Chief Scientific Officer
Simon X. Benito (2)(3)	65	Director
Terrence F. Blaschke, M.D. (3)	67	Director
Michael D. Casey (1)(3)	64	Director, Chairman of the Nominating and Governance Committee
Armand P. Neukermans, Ph.D. (1)	69	Director, Chairman of the Compensation Committee
David R. Hoffmann (1)(2)	65	Director, Chairman of the Audit Committee
Jon S. Saxe (1)(2)	73	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating & Corporate Governance Committee

James E. Brown, D.V.M. co-founded DURECT in February 1998 and has served as our President, Chief Executive Officer and a Director since June 1998. He previously worked at ALZA Corporation as Vice President of Biopharmaceutical and Implant Research and Development from June 1995 to June 1998. Prior to that, Dr. Brown held various positions at Syntex Corporation, a pharmaceutical company, including Director of Business Development from May 1994 to May 1995, Director of Joint Ventures for Discovery Research from April 1992 to May 1995, and held a number of positions including Program Director for Syntex Research and Development from October 1985 to March 1992. Dr. Brown holds a B.A. from San Jose State University and a

D.V.M. (Doctor of Veterinary Medicine) from the University of California, Davis where he also conducted post- graduate work in pharmacology and toxicology. Dr. Brown’s scientific expertise and pharmaceutical industry experience as well as the valuable perspective as the Company’s Chief Executive Officer and co-founder into the management, strategies and operations of the Company are among the special qualifications that he brings to his service as a Director of the Company.

Felix Theeuwes, D.Sc. co-founded DURECT in February 1998 and has served as our Chairman and Chief Scientific Officer since July 1998. Prior to that, Dr. Theeuwes held various positions at ALZA Corporation, including President of New Ventures from August 1997 to August 1998, President of ALZA Research and Development from 1995 to August 1997, President of ALZA Technology Institute from 1994 to April 1995 and Chief Scientist from 1982 to June 1997. Dr. Theeuwes holds a D.Sc. degree in Physics from the University of Leuven (Louvain), Belgium. He also served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry at the University of Kansas and has completed the Stanford Executive Program. Dr. Theeuwes’ scientific expertise in drug delivery and pharmaceutical industry experience and the unique perspective he has as the Company’s co-founder and its Chief Scientific Officer are among the qualifications he brings to the Board and his service as a Director of the Company.

Simon X. Benito has served as a director since April 2005. Mr. Benito is currently a director and chairman of the Audit Committee of Inovio Biomedical Corporation, a medical device company. From 1974 to 1999, Mr. Benito held various positions at Merck & Co Inc. including Senior Vice President, Vaccine Division from 1996 to 1999, Executive Vice President, Merck-Medco Managed Care from 1994 to 1996 and Executive Director and Vice President, Merck Human Health, Japan from 1986-1993. Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales from 1969 to 1999 until his retirement from Merck. Mr. Benito’s pharmaceutical industry experience as relates to executive management, corporate transactions and international operations as well as his financial and accounting expertise are among the qualifications he brings to the Board and his service as a Director of the Company.

Terrence F. Blaschke, M.D. has served as a director since December 2006. Dr. Blaschke has served on the faculty of Stanford University since 1974 and is Professor of Medicine and Molecular Pharmacology (Active Emeritus) at the Stanford University School of Medicine. Dr. Blaschke held the position of Vice President of Methodology and Science at Pharsight Corporation from 2000 to 2002. Dr. Blaschke has served as an independent consultant working with a number of leading pharmaceutical and biotechnology companies. Dr. Blaschke was formerly a board member of Therapeutic Discovery Corporation and Crescendo Pharmaceuticals, two publicly-traded companies. He has also worked as a special government employee for the U.S. Food and Drug Administration (“FDA”) and has served as the chairman of the FDA’s Generic Drugs Advisory Committee. Dr. Blaschke’s medical and scientific expertise and pharmaceutical industry experience as relates to drug development are among the qualifications he brings to the Board and his service as a Director of the Company.

Michael D. Casey has served as a director since March 2004. Mr. Casey was Chairman, President and Chief Executive Officer of Matrix Pharmaceuticals, Inc. from September 1997 until February 2002 when Matrix was acquired by Chiron Corporation. From November 1995 until September 1997, Mr. Casey was President, Retail and Specialty Products Divisions of Schein Pharmaceutical, Inc. Mr. Casey was President and Chief Operating Officer of Genetic Therapy, Inc. from June 1993 until November 1995. Mr. Casey held various positions at Johnson & Johnson companies over a twenty-five year period, including serving as President of McNeil Pharmaceutical from July 1989 to June 1993. Mr. Casey is currently a director of a number of biotechnology and pharmaceutical companies including Celgene Corporation and AviBio Pharma, Inc. Mr. Casey’s executive leadership experience with pharmaceutical companies and his expertise with respect to sales, marketing and commercialization of pharmaceutical products are among the qualifications he brings to the Board and his service as a Director of the Company.

Armand P. Neukermans, Ph.D. has served as a Director since March 2001. Dr. Neukermans founded Xros, Inc. in December 1996. Xros was acquired by and became a division of Nortel Networks in March 2000. Throughout and until June 2002, Dr. Neukermans held the position of Chairman and Chief Technical Officer at Xros. In October 1993, Dr. Neukermans founded Adagio Associates, a consulting firm in the area of instrumentation, metrology and microfabrication and currently serves as its President. From 1992 to 1993, Dr. Neukermans was Vice President, Systems Development at Teknekron TSDC. Between 1985 and 1992, Dr. Neukermans held various positions at Tencor Instruments including Vice President and Chief Technical Officer. From 1973 to 1985, Dr. Neukermans held various positions at Hewlett Packard Company, HP Labs, including Department Manager. Dr. Neukermans holds an Engineer’s Degree in Mechanical and Electrical Engineering from Louvain University, an M.S. in Electrical Engineering from Arizona State University and a Ph.D. in Applied Physics from Stanford University. Dr. Neukermans was named Silicon Valley Inventor of the Year in 2001. Dr. Neukerman’s engineering and technical expertise and general industrial experience as relates to executive management and business operations are among the qualifications he brings to the Board and his service as a Director of the Company.

David R. Hoffmann has served as a director since December 2002. Mr. Hoffmann is retired from ALZA Corporation (now a Johnson & Johnson company) where he held the positions of Vice President and Treasurer from 1992 to until his retirement in October 2002, Vice President of Finance from 1982 to 1992 and Director of Accounting/Finance from 1976 to 1982. Mr. Hoffmann is currently Chief Executive Officer of Hoffmann Associates, a multi-group company specializing in cruise travel and financial and benefit consulting. Mr. Hoffmann holds a B.S. in Business Administration from the University of Colorado. Mr. Hoffmann is currently a member of the Board of Directors and chairman of the Audit Committee of Threshold Pharmaceuticals, a biotechnology company. Mr. Hoffmann’s financial and accounting expertise has caused the Board to designate him as the Audit Committee’s financial accounting expert. In addition, his pharmaceutical industry experience as relates to executive management, treasury, employee benefits and audit matters are additional qualifications he brings to the Board and his service as a Director of the Company.

Jon S. Saxe has served as a director since September 2003. Mr. Saxe is currently a director of a number of biotechnology and pharmaceutical companies including SciClone and several private companies. From January 1995 to May 1999, Mr. Saxe was President of Protein Design Labs. During 1999, he was an Executive-in-Residence at Institutional Venture Partners, a venture capital firm. Mr. Saxe was President of Saxe Associates, a biotechnology and pharmaceutical consulting firm, from May 1993 to December 1994. He served as President, Chief Executive Officer and as a director of Synergen, Inc., a biopharmaceutical company acquired by Amgen from October 1989 to April 1993. From August 1984 through September 1989, Mr. Saxe was Vice President, Licensing and Corporate Development at Hoffmann-LaRoche and also head of the patent law department and Associate General Counsel at the company from September 1978 through September 1989. Mr. Saxe received his B.S. in Chemical Engineering from Carnegie-Mellon University, a J.D. from George Washington University School of Law and an LL.M. from New York University School of Law. Mr. Saxe’s legal and business expertise and pharmaceutical industry experience as relates to executive management, licensing, corporate development, intellectual property and legal matters and his board experience including as chairperson of audit and compensation committees are among the qualifications he brings to the Board and his service as a Director of the Company.

There are no family relationships among any of our directors or executive officers.

The Board, Board Committees and Meetings

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors and management. The stockholders elect the Board and vote on extraordinary matters; the Board is our governing body, responsible for hiring, overseeing and evaluating management, particularly the Chief Executive Officer; and management runs the our day-to-day operations. Our Board currently consists of 8 directors.

“Independent” Directors.    Each of our directors other than Drs. Theeuwes and Brown qualify as “independent directors” as defined in the current rules of the NASDAQ Global Market. NASDAQ’s definition of independent director includes a series of objective tests, such as that the director is not a Company employee and has not engaged in various types of business dealings with us. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by our directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board and Committee Responsibilities.    The primary responsibilities of the Board are oversight, counseling and direction to our management in the long-term interests of the Company and its stockholders. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by us.

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board has delegated various responsibilities and authority to different Board committees as described in this section of the proxy statement. Committees regularly report on their activities and actions to the full Board.

Board Leadership Structure.    The roles of Board chair and principal executive officer are currently separated. Our Board chair is currently Felix Theeuwes, our Chief Scientific Officer, and our principal executive officer is currently James E. Brown, our President and Chief Executive Officer. We have not designated a lead independent director at present. Our Board has assessed and discussed whether our leadership structure is appropriate for the organization and the merits of appointing a lead independent director. However, in view of the fact that executive sessions are conducted including the Chairman and independent directors (excluding the CEO) and including just the independent directors at each regularly scheduled meeting of the Board of Directors as well as the openness of communication between the directors, the Board believes that the Company is well served by the current Board leadership structure at the present time.

Board Oversight of Risk.    The Board of Directors is responsible for overseeing the Company’s risks. In carrying out this responsibility, the Board evaluates the most critical risks relating to our business, allocates responsibilities for the oversight of risks among the full Board and its committees, and ensures that management has established effective systems and processes for managing the Company’s risks. Additionally, because risk is inherently present in the Company’s strategic decisions, the Board analyzes risk on an ongoing basis in connection with its consideration of specific proposed actions.

While the Board is responsible for oversight, management is responsible for identifying and communicating risk to the Board. Management fulfills this obligation in a variety of ways, including its establishment of appropriate and effective internal processes for the identification of risk. Management may report its findings to the full Board or its committees. Committees of the Board play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls, and the Compensation Committee, which oversees risks present in the Company’s compensation programs. Committees, to the extent that they deem appropriate or as required by their charters, report their findings and deliberations with respect to risk to the full Board.

In fulfilling its duties, the Audit Committee oversees and works in conjunction with our independent registered public accounting firm, Ernst & Young, LLP. In accordance with its charter, the Audit Committee is responsible for making examinations as necessary to monitor corporate financial reporting and the internal and external audits of the Company, reporting to the Board the results of such examinations and recommending changes that may be made in the Company’s internal accounting controls. The Compensation Committee, with the assistance of its compensation consultants, periodically reviews the Company’s compensation policies and profile with management to ensure that executive compensation incentivizes its executive officers to meet the Company’s goals and strategic objectives. For fiscal year 2009, the Audit Committee performed an analysis as to whether the Company’s current compensation policy and practices were reasonably likely to expose the Company to material risk, and concluded that they did not.

Board Committees and Charters.    The Board currently has, and appoints the members of, standing Audit, Compensation and Nominating & Corporate Governance Committees. Each of the Board committees has a written charter approved by the Board. Copies of each charter are available on our web site at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Audit Committee.    The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. In 2009, the Audit Committee held five meetings. The responsibilities and activities of the Audit Committee are described in greater detail in the “Audit Committee Report.” At the end of the last fiscal year, the Audit Committee was composed of the following directors: Simon X. Benito, David R. Hoffmann and Jon S. Saxe. Mr. Hoffmann has served as Chairman of the Audit Committee since September 2004.

Among other matters, the Audit Committee monitors the activities and performance of our external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. Our independent registered public accounting firm provides the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discusses with the independent registered public accounting firm and management that firm’s independence.

In accordance with Audit Committee policy and the requirements of law, all services to be provided by Ernst & Young are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services, tax services and other services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditor’s independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm.

As required by NASDAQ rules, the members of the Audit Committee each qualify as “independent” under special standards established for members of audit committees. The Audit Committee also includes at least one member who is determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. David R. Hoffmann is the director who has been determined by the Board of Directors to be the Audit Committee financial expert. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Hoffmann’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. Hoffmann any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

Compensation Committee.    The Compensation Committee reviews and approves salaries, performance-based incentives and other matters relating to executive compensation, and administers our stock option plans, including reviewing and granting stock options to executive officers. The Compensation Committee also reviews and approves various other Company compensation policies and matters. The Compensation Committee held five meetings in 2009. For more information, see the “Compensation Committee Report.” At the end of the last fiscal year, the Compensation Committee was composed of Michael D. Casey, David R. Hoffmann, Armand P.

Neukermans and Jon S. Saxe. Dr. Neukermans has served as Chairman of the Committee since March 2004. As required by NASDAQ rules, the members of the Compensation Committee each qualify as “independent” under special standards established for members of compensation committees. In addition, the Compensation Committee, from time to time, retains independent compensation consultants to assist it with benchmarking of executive and Board compensation. In 2008 and 2009, the Compensation Committee retained J. Richard & Co., an independent compensation consultant, to provide such services. The process by which compensation is set for executive officers is described in the Compensation Discussion and Analysis below under the heading “Setting Officer Compensation.”

Nominating & Corporate Governance Committee.    The Nominating & Corporate Governance Committee identifies, evaluates and recommends to the Board individuals, including individuals proposed by stockholders, qualified to serve as members of the Board and the nominees for election as directors at the next annual or special meeting of stockholders at which directors are to be elected. The Nominating & Corporate Governance Committee also identifies, evaluates and recommends to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings. The Nominating & Corporate Governance Committee also is responsible for preparing and recommending to the Board adoption of corporate governance guidelines, reviewing and assessing our Code of Ethics and overseeing and conducting an annual evaluation of the Board’s performance. The Nominating & Corporate Governance Committee held one meeting in 2009. At the end of the last fiscal year, the Nominating & Corporate Governance Committee was composed of Simon X. Benito, Terrence F. Blaschke and Michael D. Casey. Mr. Casey has served as Chairman of the Committee since April 2004. As required by NASDAQ rules, the members of the Nominating & Corporate Governance Committee each qualify as “independent” under special standards established for members of the committee.

Criteria for Board Membership.    In recommending candidates for appointment or re-election to the Board, the Nominating & Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of our directors are independent under NASDAQ rules, and that members of the Audit Committee meet the financial literacy and sophistication requirements under NASDAQ rules and at least one of them qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to Board duties.

Stockholder Nominees.    The Nominating & Corporate Governance Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating & Corporate Governance Committee, c/o Jean Liu, Senior Vice President, General Counsel and Secretary, 2 Results Way, Cupertino, CA 95014 and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our bylaws and under the caption “Stockholder Proposals for 2011 Annual Meeting” above.

Process for Identifying and Evaluating Nominees.    The Nominating & Corporate Governance Committee believes that the Company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating & Corporate Governance Committee will renominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating & Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, our senior management, stockholder nominations, and, if the Nominating & Corporate Governance Committee deems appropriate, a third-party search firm. The Nominating & Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the Nominating & Corporate Governance Committee. Candidates meriting serious consideration will then meet with the members of the Board. Based on this input, the Nominating & Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board or presented for the approval of the stockholders, as appropriate.

Consideration of Diversity.    The Nominating & Corporate Governance Committee believes that the interests of the stockholders are best served by a Board of Directors whose members collectively have a diverse balance of experience, skills and characteristics as appropriate to our business because it encourages a full discussion on Board topics from a variety of viewpoints and with the benefit of many different experiences. Although we do not have a policy regarding diversity, in looking for a candidate who will best meet the particular needs of the Board at the time, the Nominating & Corporate Governance Committee does consider whether the specific skills, background and work experience of a candidate would add to and complement the existing viewpoints represented by the present Board members. The Nominating & Corporate Governance Committee believes that the current Board composition does represent a diversity of experience and skills appropriate to our business.

Attendance at Board, Committee and Annual Stockholders’ Meetings.    During the last fiscal year (the period from January 1, 2009 through December 31, 2009), the Board met nine times. All directors are expected to attend each meeting of the Board and the committees on which they serve, and are also strongly encouraged to attend our annual meeting of stockholders. Each director attended at least 75% of all Board and applicable committee meetings during the fiscal year 2009. All directors attended our 2009 annual meeting of stockholders.

Communications from Stockholders to the Board.    The Board recommends that stockholders initiate any communications with the Board in writing and send them c/o the Company’s Secretary, Jean Liu. Stockholders can send communications by e-mail to jean.liu@durect.com, by fax to (408) 777-3577 or by mail to Jean Liu, Senior Vice President, General Counsel and Secretary, DURECT Corporation, 2 Results Way, Cupertino, California 95014. This centralized process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if they are deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Code of Ethics

In December 2003, the Board approved an amended Code of Ethics applicable to all of our employees, officers and directors. The purpose of the Code of Ethics is to deter wrongdoing and, among other things, promote compliance with applicable laws, fair dealing, proper use and protection of our assets, prompt and accurate public company reporting, reporting of accounting complaints or concerns and avoidance of conflicts of interest and usurpation of corporate opportunities.

Our Code of Ethics can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver from a provision of the Code of Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver by a method selected by the Board of Directors and in conformity with applicable SEC and NASDAQ rules.

Whistleblower Policy

In December 2003, in compliance with Section 301 of the Sarbanes-Oxley Act, the Audit Committee of the Board of Directors established procedures for the receipt, retention, and treatment of complaints received by the us regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous employee submissions of concerns regarding questionable accounting or auditing matters (Whistleblower Policy). Our Whistleblower Policy can be found on our corporate website at www.durect.com under “About DURECT—Corporate Policies/Governance.”

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 110,000,000 to 200,000,000

The Board of Directors has determined that it is advisable to increase our authorized common stock from 110,000,000 shares to 200,000,000 shares, and has voted to recommend that the shareholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase.

As of April 9, 2010, 86,776,223 shares of our common stock were issued and outstanding and an additional 20,032,919 shares were reserved for issuance upon the exercise of options and warrants. Accordingly, a total of 3,190,858 shares of common stock is currently available for future issuance.

The Company has not increased the number of authorized common stock since 2000. In the intervening years, shares have been issued in connection with financings, acquisitions, licensing transactions and equity based compensation plans. These uses have enabled the Company to broaden its technology base, develop a pipeline of pharmaceutical products in development, assist in business development activities, and attract and retain key scientists, managers and employees. Over the three years covering 2007 through 2009, we issued 4,444,444 shares in connection with a common stock financing, granted 7,523,134 options (net of expired or cancelled options) in connection with our 2000 Stock Plan, granted 360,000 options under our 2000 Director’s Stock Option Plan and issued 592,990 shares in connection with our 2000 Employee Stock Purchase plan. In addition, during the three years covering 2007 through 2009, we issued 11,853,002 shares through the conversion of a convertible note that had originally been issued through a financing in 2003.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares for issuance from time to time at the Board of Directors’ discretion in connection with possible acquisitions of other companies, future financings, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our charter and the delay and expense of holding special meetings of shareholders to approve such amendments. Other than shares of common stock that we may issue pursuant to our equity compensation plan and employee stock purchase plan or stock options issued pursuant to prior equity compensation plans, we currently have no specific understandings, arrangements or agreements that would require us to issue new shares of our common stock. The Board of Directors believes, however, that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

Although at present the Board of Directors has no specific plans to issue shares of common stock in excess of the number previously authorized, the board believes it is desirable to have a significant number of available and authorized shares, to provide the Board with flexibility to use common stock for business and financial purposes in the future. The additional shares may be issued without further stockholder approval, except as may be required by law, regulatory authorities, or the rules of the NASDAQ Global Market, Inc. or any other stock exchange on which our shares may be listed at the time of any proposed issue. The additional shares may be used for various purposes including, without limitation, raising capital, providing equity incentives to employees, directors and consultants, establishing strategic relationships with other companies, expanding our business or research and development programs through the acquisition of other businesses and products, and stock splits and dividends. If this amendment to increase the number of authorized shares of common stock is not approved, our business could be materially harmed as our ability to undertake the corporate actions listed above would be severely constrained by the fact that only a total of 3,190,858 shares of common stock is currently available for future issuance.

The proposed Certificate of Amendment of the Amended and Restated Certificate of Incorporation is included in this Proxy Statement as Appendix A.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 110,000,000 to 200,000,000

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2000 STOCK PLAN

General

At the Annual Meeting, you are being asked to approve the amendment and restatement of the 2000 Stock Plan (the “Stock Plan”) so that we can continue to use the Stock Plan to attract and retain key talent, encourage stock ownership by our employees, non-employee directors and consultants, to better align with governance best practices, and to receive a federal income tax deduction for certain compensation paid under the Stock Plan. Our Board of Directors unanimously approved the amendment and restatement of the Stock Plan, subject to approval of our stockholders at the Annual Meeting. Approval of the amendment and restatement of the Stock Plan requires the affirmative vote of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting and entitled to vote on this matter. If the stockholders approve the amendment and restatement of the Stock Plan, the amended and restated version of the Stock Plan will replace the prior version of the Stock Plan. If the stockholders do not approve the amended and restated version of the Stock Plan, the prior version of the Stock Plan will remain in effect.

We are not asking you to approve any increases to the number of shares of the Company’s common stock available for issuance. The primary changes we propose to make to the Stock Plan are:

(1) Provide that the number of shares that remain available for issuance will be reduced by two shares for each share issued pursuant to an Award (as defined below) granted on or after the date of the 2010 Annual Meeting, other than an option or stock appreciation right;

(2) Expand the requirement of stockholder approval as it currently applies to repricings and option exchanges so that stockholder approval is also now required for (i) any reduction in the price used to determine the amount payable to a participant upon exercise of any stock appreciation right, and (ii) the cancellation of options and stock appreciation rights at a time when the per share price of the Award exceeds the fair market value of the underlying shares of common stock subject to the Award in exchange for another option, stock appreciation right with a per share price that is lower than the original Award, or another Award or a cash payment, except, in each case, in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other transactions;

(3) Provide that the following shares will not again become available for future issuance under the Stock Plan: (i) shares tendered or withheld in payment of the exercise price of an option, (ii) shares withheld to satisfy any tax withholding obligation, and (iii) shares covered by the portion of a stock appreciation right that is exercised (whether or not shares are actually issued to the participant upon exercise of the stock appreciation right);

(4) Provide that options and stock appreciation rights may not be granted with an exercise price or base appreciation amount that is less than fair market value on the grant date, except in connection with certain corporate transactions, and limit the term of stock appreciation rights to the same 10-year maximum term that applies to options;

(5) Add new performance goals that may be used to provide “performance-based compensation” under the Stock Plan that is exempt from deduction limits;

(6) Extend the term of the Stock Plan so that the Stock Plan will terminate on the date that is ten (10) years following stockholder approval of the amended and restated Stock Plan; and

(7) Expand the treatment of outstanding Awards in connection with certain changes of control of the Company to cover mergers in which the consideration payable to stockholders is not solely securities of the successor corporation.

We believe strongly that the approval of the Stock Plan is essential to our success. Our employees are our most valuable assets. Stock options and other Awards such as those that may be provided for under the Stock Plan are vital to our ability to attract and retain outstanding and highly skilled employees, especially in the competitive labor markets in which we must compete. Such Awards also are crucial to our ability to motivate employees to achieve our goals. The proposed modifications to the Stock Plan are thus designed to allow the Company to continue to attract, retain and motivate people whose skills and performance are critical to the Company’s success. We recognize that by granting “full value” awards such as restricted stock and restricted stock units potentially makes the Stock Plan more costly to our stockholders. Accordingly, the amended and restated Stock Plan would introduce a fungible share pool design (also known as flexible share counting) which would require that the number of shares that remain available for issuance under the Stock Plan will be reduced by two shares for each share issued pursuant to an Award granted on or after the 2010 Annual Meeting other than an option or stock appreciation right with a per share price equal to or greater than 100% of fair market value on the date of grant. We will continue to monitor the environment in which we operate and make changes to our equity compensation program to help us meet our goals, including achieving long-term stockholder value.

Moreover, our 2000 Directors’ Stock Option Plan (the “Director’s Plan”) will expire in September 2010. We anticipate granting awards to our non-employee directors under the amended and restated Stock Plan following that date.

Background on Section 162(m) Approval

We are also asking our stockholders to approve the material terms of the Stock Plan to maximize the corporate income tax deductions that may become available to us pursuant to Section 162(m). We are asking our stockholders for this approval so that we may deduct for federal income tax purposes compensation in excess of $1.0 million that may be paid to certain executive officers in any single year. Compensation includes cash compensation and income arising from the exercise of nonstatutory stock options, as a result of the grant or vesting of other types of equity awards, and from disqualifying dispositions of incentive stock options.

Pursuant to Section 162(m), we generally may not deduct for federal income tax purposes compensation paid to certain executive officers (our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer)) to the extent that any of these persons receive more than $1.0 million in compensation in any single year. However, if the compensation qualifies as “performance-based” for Section 162(m) purposes, we may deduct it for federal income tax purposes even if it exceeds $1.0 million in a single year. To assure that stock options, other stock awards, and cash awards granted under the Stock Plan in the future qualify as “performance-based” compensation under Section 162(m), we believe our stockholders should approve the material terms of the Stock Plan at the Annual Meeting. Two of the material terms of the Stock Plan are that the maximum number of shares that may be granted subject to options and other stock awards under the Stock Plan to any employee during any single fiscal year is 1,500,000 shares and that the maximum amount payable pursuant to any cash award granted under the Stock Plan for any fiscal year that is intended to qualify as “performance-based” compensation under Section 162(m) will not exceed $1,000,000. These limits are included in the Stock Plan specifically for purposes of Section 162(m).

To qualify stock awards other than options and stock appreciation rights as “performance-based” compensation, these Awards must be made subject to performance conditions approved by the Board’s Compensation Committee and our stockholders as required under the Section 162(m) regulations. The Company may or may not apply performance criteria and qualify the Awards under Section 162(m), but the Company believes it is in the best interests of the Company and its stockholders to have the ability to do so.

The Stock Plan currently permits the Company to issue such Awards incorporating performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon: (1) cash flow (including operating cash flow or free cash flow), (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share; (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (21) credit rating, (22) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan), (23) improvement in workforce diversity, and (24) such other similar criteria as may be determined by the Administrator (as defined below). As amended, the Stock Plan would include the performance objectives identified in numbers 1-23, as well as the following additional performance objectives: (i) expenses; (ii) economic value added; (iii) product quality; (iv) number of customers; (v) objective customer indicators; (vi) customer satisfaction; (vii) new product invention or innovation; (viii) profit after taxes; (ix) pre-tax profit; (x) working capital; (xi) sales; (xii) advancement of the Company’s product pipeline; (xiii) consummation of strategic transactions; (xiv) reduction in cash utilization; and (xv) addition of technologies and products. To the extent that the Administrator determines that an Award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular Award by our Compensation Committee in a manner designed to comply with Section 162(m). These criteria may be applied to the Company as a whole or to a business unit, parent, subsidiary or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, and on a pre-tax or after-tax basis, in each case as specified by the Administrator in the award agreement. The Company generally attempts to ensure that any Awards under the Stock Plan meet the standards of Section 162(m) but may not do so in every instance.

Stockholder approval of the Stock Plan as amended pursuant to this proposal will constitute stockholder approval of the material terms of the Plan, including the limitations on stock awards and cash awards and the Qualifying Performance Criteria, for Section 162(m) purposes.

General Plan Background and Share Reserve

The Stock Plan was adopted by the Board of Directors on January 31, 2000, and it became effective on January 31, 2000 after approval of the stockholders. In April 2005, the Board approved certain amendments to the Stock Plan which were approved by the stockholders in June 2005. Among other things, amendments expanded the types of Awards that could be granted under the Stock Plan, permitted certain Awards to qualify as “performance-based compensation” under Section 162(m), and extended the term of the Stock Plan.

As of April 9, 2010, Awards (net of expired or canceled Awards) covering an aggregate of 21,961,208 shares of common stock had been granted under the Stock Plan. 2,335,292 shares of common stock (plus any shares that might in the future be returned to the Stock Plan as a result of expiration of Awards) remain available for future grant under the Stock Plan. This number includes the number of shares automatically added to the Stock Plan’s share reserve for each of our fiscal years from 2001 through 2010 pursuant to the evergreen provisions approved by our stockholders in January 2000. Pursuant to these provisions, for each of our fiscal years from 2001 through 2010, an additional number of shares equal to 2,250,000 shares per year were added to the Stock Plan. As of April 9, 2010, there were 19,288,404 options outstanding under the 2000 Stock Plan, with an average exercise price of $3.80 and a remaining average life of 7.05 years. There were no stock awards, other than stock options, under this plan as of April 9, 2010. We are not seeking stockholder approval of an extension to the evergreen provisions of the Stock Plan so no shares will automatically be added to the Stock Plan’s share reserve in the future without stockholder approval.

In addition to the 2000 Stock Plan, we currently have a separate Director’s Plan. As of April 9, 2010, there were 689,000 options outstanding under the Director’s Plan, with an average exercise price of $3.65 and a remaining average life of 6.62 years. As of April 9, 2010, there were 194,000 options available for future grant under the Director’s Plan. The Director’s Plan will expire in September 2010, after which options to directors will be issued under the 2000 Stock Plan.

In addition, if the stockholders approve the amended and restated Stock Plan, the number of shares that remain available for issuance under the Stock Plan will be reduced by two shares for each share issued pursuant to an Award granted on or after the 2010 Annual Meeting, other than an option or stock appreciation right with a per share price equal to or greater than 100% of fair market value on the date of grant. Finally, the following shares will not again become available for future issuance under the Stock Plan: (i) shares tendered or withheld in payment of the exercise price of option, (ii) shares withheld to satisfy any tax withholding obligation, and (iii) shares covered by the portion of a stock appreciation right that is exercised (whether or not shares are actually issued to the participant upon exercise of the stock appreciation right).

Summary of the Stock Plan

A copy of the Stock Plan, as amended, will be filed with the SEC contemporaneously with this Proxy Statement as Exhibit 1 and is available online at www.sec.gov or from the Company upon request by any stockholder. The following description of the Stock Plan is only a summary and so is qualified by reference to the complete text of the Stock Plan. Except as otherwise noted, this summary reflects the amendments proposed above.

General

The purpose of the Stock Plan is to offer incentives to attract and retain the best available personnel for positions of substantial responsibility and by providing additional incentive to employees and consultants to promote the success of the Company’s business. Stock options, stock purchase rights, restricted stock, restricted stock units, stock appreciation rights and cash awards may be granted under the Stock Plan (each an “Award”). Options granted under the Stock Plan may be either “incentive stock options,” as defined in section 422 of the Code, or non-statutory stock options.

Administration.    The Stock Plan is administered by the Board of Directors or a committee designated by the Board (the “Administrator”). The Compensation Committee presently acts as the Administrator.

Eligibility.    Nonstatutory stock options and stock awards may be granted under the Stock Plan to employees, directors (including non-employee directors) and consultants of the Company, its parent and subsidiaries. Incentive stock options and cash awards may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such Awards are granted, and the terms of such Awards to be granted under the Stock Plan. As of April 9, 2010, the Company had approximately 129 employees and consultants and 6 non-employee directors who would be eligible to participate in the Stock Plan.

Amended Plan Benefits.    The grant of options, other stock awards, and cash awards under the Stock Plan to employees, including the Named Executive Officers, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future Awards under the Stock Plan. However, following the expiration of the Directors’ Plan, the Company does intend to implement an automatic, non-discretionary award program for non-employee directors pursuant to which non-employee directors will receive automatic grants of options on terms and conditions to be determined by the Administrator. Accordingly, future Awards to employees, consultants and non-employee directors are not yet determinable. No Awards, other than options, have been granted under the Stock Plan during or with respect to the fiscal year ended December 31, 2009. The following table sets forth information with respect to the stock options granted to the Named Executive Officers, all executive officers as a group, all directors who are not executive officers as a group, and all employees and consultants (excluding executive officers) as a group under the Stock Plan during fiscal year ended December 31, 2009. As of April 9, 2010, the closing sales price of the Company’s common stock was $2.92 per share.

Name	Number of shares subject to options granted under the Stock Plan	Weighted average exercise price per share
James E. Brown, D.V.M.	323,000	$2.75
Matthew J. Hogan, M.B.A.	191,000	$2.76
Felix Theeuwes, D.Sc.	323,000	$2.75
Joseph Stauffer, D.O., M.B.A.	250,000	$2.20
Su Il Yum, Ph.D.	214,000	$2.76
All executive officers as a group (7 persons)	1,683,000	$2.67
All directors who are not executive officers (6 persons) *	—	$—
All current and former employees and consultants (excluding executive officers) as a group (172 persons)	3,350,930	$2.72

*	Our non-employee directors received 120,000 options with a weighted average exercise price of $2.22 per share under the Directors’ Plan in 2009.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, options, stock awards and cash awards granted under the Stock Plan are not transferable other than by will or the laws of descent and distribution. Options and stock awards may be exercised during the lifetime of the holder of the option or stock award only by the holder.

Stock Options

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant of such option, and the exercise price of an incentive stock option to an employee who is also a 10% stockholder must have an exercise price at least equal to 110% of the fair market value of our common stock on the date of grant of such option. The Company may grant options with exercise prices less than 100% of the fair market value of our common stock on the date of grant in connection with an acquisition by the Company of another company. The fair market value of our common stock is generally the closing sales price as quoted on the Nasdaq Global Market of The Nasdaq Stock Market on the date of grant. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other transactions). In addition, subject to stockholder approval of the amended and restated Stock Plan, no option may be cancelled at a time when its exercise price exceeds the fair market value of the underlying shares of common stock subject to the option in exchange for another option, stock appreciation right, or other award or for a cash payment (except in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other corporate transactions). Notwithstanding the foregoing, canceling an option in exchange for another option, stock appreciation right or other Award with an exercise price, purchase price or base appreciation amount (as defined below) that is equal to or greater than the exercise price of the original option will not be subject to stockholder approval.

Exercise of Option; Form of Consideration.    The Administrator determines when options vest and become exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Stock Plan permits payment to be made by cash, check, promissory note, other shares of common stock of the Company (with some restrictions), broker assisted same-day sale, withholding of shares subject to the option (with some restrictions) or any other means of consideration permitted by applicable law.

Term of Option.    The term of an option may be no more than ten years from the date of grant; provided that the term of an incentive stock option may not be more than five years from the date of grant for an optionee who is also a 10% stockholder. No option may be exercised after the expiration of its term.

Termination of Options.    Generally, if an optionee’s service to the Company as an employee, consultant or director terminates other than for death or disability, vested options will remain exercisable for a period of three (3) months or in the case of directors, one year, (or such other period of time not less than thirty days as is determined by the Administrator) following the optionee’s termination (but in no event later than the expiration date of the term of the option). Unless otherwise provided for in the option agreement, generally if an optionee terminates as a result of a disability, which does not qualify as a total and permanent disability within the meaning of Section 22(e)(3) of the Code, the optionee’s vested options shall be exercisable for six months following the optionee’s termination as a result of disability, or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, generally if an optionee terminates as a result of a total and permanent disability within the meaning of Section 22(e)(3) of the Code, the optionee’s vested options shall be exercisable for twelve months following the optionee’s termination as a result of such disability, or if earlier, the expiration of the term of such option. Unless otherwise provided for in the option agreement, if an optionee dies during optionee’s service with the Company or within 30 days following termination of optionee’s service, optionee’s vested options shall be exercisable for 6 months following the optionee’s death, or if earlier, the expiration of the term of such option. The Administrator shall have the authority to extend the period of time for which an option is to remain exercisable following optionee’s termination; provided that in no event will an option be exercisable later than the expiration of the term of the option.

Stock Awards

Stock awards may be stock grants, stock purchase rights, stock units or stock appreciation rights. Stock grants are awards of a specific number of shares of our common stock. Stock purchase rights are rights to purchase our common stock. Stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the value of the underlying shares, at a future date. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on the appreciation in the fair market value of a specific number of shares of our common stock. Each stock award is evidenced by a stock award agreement between the Company and the participant. The Stock Plan allows the Administrator broad discretion to determine the terms of individual awards, including the number of shares that such participant shall be entitled to purchase or receive and the price (if any) to be paid by the recipient in connection with the issuance of the shares. Each stock award agreement will contain provisions regarding (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment for the shares, (iii) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (iv) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the stock award, and (vi) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. Shares may be granted under the Stock Plan as stock awards without requiring the participant to pay the Company an amount equal to the fair market value of our common stock as of the Award grant date in order to acquire the Award shares. Notwithstanding the foregoing, stock appreciation rights may not be granted with a base appreciation amount that is less than fair market value on the grant date. The maximum term of stock appreciation rights is ten (10) years.

Subject to stockholder approval of the amended and restated Stock Plan, the following actions will be subject to stockholder approval unless such actions are taken in connection with a change in our capitalization, such as a stock split or a recapitalization, merger or certain other corporate transactions: (i) the reduction in the price used to determine the amount payable to a participant upon exercise of any stock appreciation right granted under the Stock Plan (such price referred to herein as the “base appreciation amount”); or (ii) the cancellation of a stock appreciation right at a time when its base appreciation amount exceeds the fair market value of the underlying shares of common stock subject to the stock appreciation right in exchange for another option, stock appreciation right, other award or for a cash payment. Notwithstanding the foregoing, canceling a stock appreciation right in exchange for another option, stock appreciation right or other Award with an exercise price, purchase price or base appreciation amount that is equal to or greater than the base appreciation amount of the original stock appreciation right will not be subject to stockholder approval.

Cash Awards

Each cash award granted under the Stock Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance shall be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Stock Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Stock Plan for any fiscal year intended to satisfy the requirements to “performance based compensation” under Section 162(m) may not exceed $1,000,000. Nothing in the Stock Plan prevents the Company from granting cash awards outside of the Stock Plan to any individual.

Adjustments on Changes in Capitalization, Merger or Change of Control

In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change to the capital structure of the Company without receipt of consideration by the Company, or in the event of distribution to the stockholders of cash or stock other than an ordinary cash dividend, appropriate adjustments will be made to (i) the number of shares subject to the Stock Plan, (ii) the number of shares that may be awarded to any individual under the Stock Plan during a single fiscal year, and (iii) the price per share and number of shares under each outstanding Award. Any such adjustments shall be made by the Board, and the decision of the Board shall be final, binding and conclusive.

In the event of a proposed sale of all or substantially all of the Company’s assets or a merger of the Company with or into another corporation, each outstanding Award shall be assumed or an equivalent Award shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the successor corporation does not agree to assume such Award, in which case such Award shall accelerate immediately prior to the consummation of the transaction.

In the event of a proposed dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise determined by the Administrator.

Amendment and Termination of the Stock Plan

The Board may amend, alter, suspend or discontinue the Stock Plan. However, the Company shall obtain stockholder approval for any amendment to the Stock Plan to the extent necessary and desirable to comply with applicable laws and listing requirements. Generally, no such action by the Board or stockholders may alter or impair any outstanding Award under the Stock Plan without the written consent of the holder. In addition, without the written consent of the stockholders, no amendment shall be made that would result in a repricing of options or stock appreciation rights by (i) reducing the exercise price or base appreciation amount of outstanding options or stock appreciation rights or (ii) cancelling an outstanding option or stock appreciation right held by a participant and re-granting to the participant a new option with a lower exercise price, a stock appreciation right with a lower base appreciation amount, or another Award or for a cash payment, in either case other than in connection with a change in the Company’s capitalization, merger or certain other corporate transactions. If the stockholders approve the amended and restated Stock Plan, the Stock Plan will terminate in June 2020.

U.S. Federal Income Tax Consequences of Options under the Stock Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OTHER AWARDS UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF OTHER AWARDS.

Nonstatutory Stock Options.    The grant of a nonstatutory stock option under the Stock Plan will not result in any federal income tax consequences to the participant or to the Company. Upon exercise of a nonstatutory stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares at the time of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain.

A nonstatutory stock option can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such a nonstatutory stock option does not meet the requirements of Code Section 409A, the option can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Incentive Stock Options.    The grant of an incentive stock option under the Stock Plan will not result in any federal income tax consequences to the participant or to the Company. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the participant fails to satisfy either of the foregoing holding periods (referred to as a “disqualifying disposition”), he or she must recognize ordinary income in the year of the disposition. The amount of ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock at the time of exercise and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option—i.e., the difference between the fair market value of the shares at exercise and the exercise price—is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the calendar year in which the incentive stock options are exercised. However, such a sale of shares within the year of exercise will constitute a disqualifying disposition, as described above.

Stock Appreciation Rights.    Recipients of stock appreciation rights (“SARs”) generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR. Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

A SAR can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such a SAR does not meet the requirements of Code Section 409A, the SAR can result in the acceleration of income recognition, an additional 20% tax obligation, plus penalties and interest.

Restricted Stock and Stock Purchase Rights.    The grant of restricted stock and stock purchase rights will subject the recipient to ordinary compensation income on the difference between the amount paid for the shares subject to the Award and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock and stock purchase rights may make an election under Section 83(b) of the Code (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted or stock purchase right is exercised, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is granted or the time when restricted stock is purchased through a stock purchase right.

Restricted Stock Units.    Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares. Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion. Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units. Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the recipient’s total compensation is deemed reasonable in amount.

Restricted stock units also can be considered non-qualified deferred compensation and subject to Section 409A of the Code. If such an Award of restricted stock units does not meet the requirements of Code Section 409A, the restricted stock units will result in an additional 20% tax obligation, plus penalties and interest to such recipient.

Other Stock Awards.    Other stock awards will generally be taxed in the same manner as nonstatutory stock options, and the participant will recognize ordinary income on the dates when the shares subject to the stock awards are issued and no longer subject to a substantial risk of forfeiture or when the shares becomes transferable, if earlier. The participant’s ordinary income is measured as the difference between the amount paid for the shares, if any, and the fair market value of the shares on the date the shares are no longer subject to forfeiture. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as the Company withholds the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT AND RESTATEMENT OF THE 2000 STOCK PLAN.

PROPOSAL NO. 4

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

COMPANY’S 2000 EMPLOYEE STOCK PURCHASE PLAN

General

At the Annual Meeting, you are being asked to approve the amendment and restatement of the Company’s 2000 Employee Stock Purchase Plan (the “ESPP”). The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating parents and subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. The ESPP was last approved by our stockholders in connection with the initial public offering of the Company’s common stock in 2000.

As of April 9, 2010, 654,224 shares remained available for future issuance under the ESPP. This number includes 150,000 shares of common stock that was initially reserved for issuance under the ESPP, plus the number of shares automatically added to the ESPP’s share reserve for certain of our fiscal years from 2001 through 2010 pursuant to the evergreen provisions approved by our stockholders. Pursuant to these provisions, for each of our fiscal years from 2001 through 2002, and 2005 through 2010, an additional 225,000 shares per year were added to the ESPP.

The primary changes we propose to make to the ESPP are:

(1) Increase the number of shares of our common stock authorized for issuance under the ESPP by 250,000 shares so that the total number of shares that will remain available for future issuance under the ESPP will be 904,224;

(2) Extend the term of the ESPP so that the ESPP will terminate on the date that is ten (10) years following stockholder approval of the amended and restated ESPP;

(3) Provide for six-month consecutive offering periods beginning on November 1, 2010;

(4) Revise certain provisions to reflect the final regulations issued under Section 423 of the Code by the Internal Revenue Service; and

(5) Provide for the cash-out of options outstanding under an offering period in effect prior to the consummation of certain corporate transactions as an alternative to providing for a final purchase under such offering period.

If the stockholders approve the amendment and restatement of the ESPP, the amended and restated version of the ESPP will replace the prior version of the ESPP. If the stockholders do not approve the amended and restated version of the ESPP, the prior version of the ESPP will remain in effect until its expiration in September 2010, at which time the Company will no longer be able to offer an employee stock purchase plan under which eligible employees would be able to purchase Company common stock at a discount.

Summary of the ESPP

A copy of the ESPP, as amended, will be filed with the SEC contemporaneously with this Proxy Statement as Exhibit 2 and is available online at www.sec.gov or from the Company upon request by any stockholder. The following description of the ESPP is only a summary and so is qualified by reference to the complete text of the ESPP. Except as otherwise noted, this summary reflects the amendments proposed above.

Administration

The ESPP may be administered by the Board or the Compensation Committee of the Board. It is anticipated the Compensation Committee will serve as Administrator. The Compensation Committee, as Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

As of April 9, 2010, 654,224 shares remained available for future issuance under the ESPP. This number includes 150,000 shares of common stock that was initially reserved for issuance under the ESPP, plus the number of shares automatically added to the ESPP’s share reserve for certain of our fiscal years from 2001 through 2010 pursuant to the evergreen provisions approved by our stockholders. Pursuant to these provisions, for each of our fiscal years from 2001 through 2002, and 2005 through 2010, an additional 225,000 shares per year were added to the ESPP.

Subject to stockholder approval, the number of shares reserved for issuance under the ESPP will be increased by 250,000 shares so that the total number of shares that will remain available for future issuance under the ESPP will be 904,224. The number of shares reserved for issuance under the ESPP is subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

Prior to the date of the Annual Meeting, the ESPP has been implemented by a series of offering periods of approximately twenty-four months duration, with new offering periods commencing on or about May 1 and November 1 of each year and ending on April 30 and October 31, respectively, approximately twenty-four months later. As of the date of the Annual Meeting, the Company has at least one offering period that is ongoing and will continue for the applicable twenty-four month period, subject to earlier termination as described below (such offering period(s) referred to as the “ongoing offering periods”). Each participant has been granted a separate purchase right to purchase shares of our common stock for each ongoing offering period in which he or she participates. Purchase rights under the ESPP have been granted on the start date of each ongoing offering period in which the participant participates and have been and will continue to be automatically exercised on the last day of each purchase period during the offering period. Each purchase right entitles the participant to purchase the whole number of shares of our common stock obtained by dividing the participant’s payroll deductions for the purchase period by the purchase price in effect for such period, up to a maximum of 2,000 shares of our common stock per purchase period during the ongoing offering period.

Beginning on November 1, 2010, the ESPP is intended to be implemented by six-month consecutive offering periods commencing on or about May 1 and November 1 of each year and ending on the following October 31 and April 30, respectively. The Administrator may alter the duration of future offering periods in advance without stockholder approval. Each participant will be granted a separate purchase right to purchase shares of our common stock for each offering period in which he or she participates. Purchase rights under the ESPP will be granted on the start date of each offering period in which the participant participates and will be automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the whole number of shares of our common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period, up to a maximum of 2,000 shares of our common stock per offering period.

If, during any ongoing offering period, the fair market value of our common stock on any purchase date is less than the fair market value of our common stock on the offering date for such ongoing offering period, the ongoing offering period will end after the exercise of participants’ options, and all participants will be automatically re-enrolled in the immediately following offering period.

Eligibility

Any individual who is regularly expected to work for at least twenty (20) hours per week for more than five (5) months per calendar year in the employ of the Company or any designated parent or subsidiary is eligible to participate in one or more offering periods. An eligible employee may only join an offering period on the start date of that period. Designated parents and subsidiaries include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which elect, with the approval of the Administrator, to extend the benefits of the ESPP to their eligible employees.

As of April 9, 2010, 7 executive officers and approximately 122 other employees were expected to be eligible to participate in the ESPP.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed the least of (i) 20% of his or her compensation, which is defined in the ESPP to include the regular straight time gross earnings, exclusive of any payments for overtime, shift premium, bonuses, commissions, incentive compensation, incentive payments and other compensation or (ii) such lesser amount determined by the Administrator per offering period. A participant may increase his or her rate of payroll deductions once during an offering period and may reduce the rate once during an offering period.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of our common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which our common stock is purchased on the participant’s behalf for each offering period is equal to the lower of (i) 85% of the fair market value per share of our common stock on the date of commencement of the offering period or (ii) 85% of the fair market value per share of our common stock on the purchase date.

Valuation

The fair market value of our common stock on a given date is the last sale price of our common stock on the NASDAQ Global Market as of such date. As of April 9, 2010, the fair market value of a share of the Company’s common stock as reported on the NASDAQ Global Market was $2.92.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire our common stock, including the following limitations:

—

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

—

No purchase right granted to a participant may permit such individual to purchase our common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year in which the right is outstanding.

—	A participant may purchase no more than 2,000 shares of common stock during any purchase period.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates are refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Administrator. In the event of a sale of all or substantially all of the assets of the Company, or the merger, consolidation or other capital reorganization of the Company with or into another a corporation (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed or substituted by the successor corporation (or a parent or subsidiary thereof). If the successor corporation refuses to assume or substitute for outstanding purchase rights, each purchase period and offering period then in progress will be shortened and a new purchase date will be set. If the Administrator shortens the purchase periods and offering periods then in progress to a new purchase date, the Administrator will provide notice to each participant that a new purchase date has been set and that either: (i) the participant’s option will be exercised automatically on the new purchase date, unless prior to such date the participant has withdrawn from the offering period; or (ii) the Company will pay to the participant on the new purchase date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the difference in the fair market value of the shares subject to the option and the purchase price due had the participant’s option been exercised automatically under (i) above.

Changes in Capitalization

In the event any change is made to the outstanding shares of our common stock by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

Subject to stockholder approval, the ESPP will terminate upon the earlier to occur of (i) 10 years following the date of the Annual Meeting or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Administrator may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Amended Plan Benefits

Because the number of shares of our common stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of our common stock that may be awarded in the future to eligible employees.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE AMENDMENT AND RESTATEMENT OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has recommended, and the Board has approved, the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010. Ernst & Young LLP has served as our independent registered public accounting firm since 1998. In the event that ratification of this selection of auditors is not approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, the Board will review its future selection of auditors.

A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 9, 2010 by:

—	each person who we know to beneficially own more than 5% of our common stock;

—	each of our directors;

—	each of our Named Executive Officers; and

—	all of our directors and executive officers as a group.

The number and percentage of shares beneficially owned are based on 86,776,223 shares of common stock outstanding as of April 9, 2010. Beneficial ownership is determined under the rules and regulations of the SEC. Shares of common stock subject to options, warrants and conversion privileges that are currently exercisable or exercisable within 60 days of April 9, 2010 are deemed to be outstanding and beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, these persons have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Holders of 5% or more of our common stock

Johnson & Johnson (1)	6,600,000	7.6
Alza Corporation
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Zesiger Capital Group LLC (2)	6,485,770	7.5
320 Park Avenue, 30th Floor
New York, NY 10022

BlackRock, Inc. (3)	5,223,917	6.0
40 East 52nd Street
New York, NY 10022

Venrock Healthcare Capital Partners, L.P.
Venrock Co-Investment Holdings, LLC
VHCP Management, LLC (4)	4,444,444	5.1
530 Fifth Avenue, 22nd Floor
New York, NY 10036

Directors and Named Executive Officers
James E. Brown, D.V.M. (5)	3,624,837	4.1
Felix Theeuwes, D.Sc. (6)	3,126,669	3.6
Matthew J. Hogan, M.B.A. (7)	379,346	*
Joseph Stauffer, D.O. , M.B.A. (8)	51,947	*
Su Il Yum, Ph.D. (9)	753,752	*
Simon X. Benito (10)	110,000	*
Terrence F. Blaschke, M.D. (11)	70,000	*
Michael D. Casey (12)	102,000	*
David R. Hoffmann (13)	120,000	*
Armand P. Neukermans, Ph.D. (14)	207,250	*
Jon S. Saxe (15)	134,000	*
All executive officers and directors as a group (13 persons) (16)	9,969,024	11.0

*	Less than 1% of the outstanding shares of common stock. Except as otherwise noted, the address of each person listed in the table is c/o DURECT Corporation, 2 Results Way, Cupertino, California 95014.
(1)	Based upon a Schedule 13G/A filed by Johnson & Johnson (“J&J”) and Alza Corporation (“Alza”) on April 2, 2002. These securities are owned directly by Alza, a wholly-owned subsidiary of J&J, and the two companies share voting and dispositive power over all 6,600,000 shares. The warrant to purchase 1,000,000 shares of common stock reported in the original Schedule 13G filed by Alza on February 14, 2001 has since expired, and the shares subject to the warrant are not reflected in this table.
(2)	Based upon a Schedule 13G/A filed by Zesiger Capital Group LLC (“ZCG”) on February 10, 2010, in which ZCG reported that it had sole voting power over 5,032,000 of such shares and sole dispositive power over 6,485,770 of such shares.
(3)	Based upon a Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 29, 2010, in which BlackRock reported that it had sole voting and dispositive power over 5,223,917 of such shares.
(4)	Based upon a Schedule 13G filed by Venrock Healthcare Capital Partners, L.P., Venrock Co-Investment Holdings, LLC andVHCP Management, LLC as a group on February 16, 2010. Venrock Healthcare Capital Partners, L.P. directly owned and had sole voting and dispositive power over 3,757,159 shares of common stock. Venrock Co-Investment Holdings, LLC directly owned and had sole voting and dispositive power over 687,285 shares of common stock. VHCP Management, LLC is the general partner of Venrock Healthcare Capital Partners, L.P. and the manager of Venrock Co-Investment Holdings, LLC.
(5)	Includes 1,804,530 shares held by James E. Brown and 560,000 shares held by the James & Karen Brown 1998 Trust U/A. Also includes 1,260,307 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(6)	Includes 11,000 shares held by Felix Theeuwes and 1,994,601 shares held by the Felix and Marie-Therese Theeuwes Family Trust. Also includes 1,121,068 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(7)	Includes 2,000 shares held by Matthew J. Hogan and 10,000 shares held by the Matthew and Maureen Trust U/A dated March 12, 1999. Also includes 367,346 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(8)	Includes 51,947 shares issuable to Joseph Stauffer upon exercise of options exercisable within 60 days of April 9, 2010.
(9)	Includes 41,816 shares held by Su Il Yum. Also includes 711,936 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(10)	Includes 20,000 shares held by Simon X. Benito. Also includes 90,000 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(11)	Includes 70,000 shares issuable to Terrence F. Blaschke upon exercise of options exercisable within 60 days of April 9, 2010.
(12)	Includes 102,000 shares issuable to Michael D. Casey upon exercise of options exercisable within 60 days of April 9, 2010.
(13)	Includes 48,000 shares held by David R. Hoffmann and Judy A. Hoffmann in trust for the benefit of Alec D. Hoffmann and Todd L. Hoffmann. Also includes 72,000 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(14)	Includes 75,000 shares held by Neukermans Family Trust and 1,250 shares held by Armand P. Neukermans. Also includes 131,000 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(15)	Includes 20,000 shares held by the Jon S. Saxe and Myrna G. Marshall 1997 Trust. Also includes 114,000 shares issuable upon exercise of options exercisable within 60 days of April 9, 2010.
(16)	Includes an aggregate of 5,192,200 shares issuable pursuant to the exercise of outstanding stock options exercisable within 60 days of April 9, 2010.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with our compensation practices. The Committee makes all compensation decisions for our Chief Executive Officer (our “CEO”) and Chief Financial Officer (our “CFO”), as well as the other individuals included in the Summary Compensation Table below (our “Named Executive Officers”) and all of our Vice Presidents. In this proxy, we refer to those persons as our “Officers.”

Philosophy and Elements

All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them appropriately for their performance. Different programs are geared to short and longer-term performance with the goal of increasing stockholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we consider the effect of executive compensation and incentive programs on all of our employees.

We believe that the compensation of our Officers should reflect the extent of their success as a management team and in addition, their individual performance, in attaining key operating objectives, such as advancing our product pipeline, entering into strategic collaborative agreements and maintaining our financial strength, and ultimately, increasing stockholder value. We believe that the performance of our Officers in managing the Company, considered in light of general economic and specific Company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, but rather that the price of our stock will, in the long-term, reflect our operating performance, and ultimately, the management of the Company by our Officers. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

Elements of compensation for our executives include: salary, bonus, stock incentive awards and perquisites. We choose to pay each element of compensation in order to attract and retain the necessary executive talent, reward performance and provide incentive for their balanced focus on long-term strategic goals as well as short-term performance. The amount of each element of compensation is determined by or under the direction of the Committee, which uses the following factors to determine the amount of salary and other benefits to pay each executive:

—	performance against corporate and individual objectives for the previous year;

—	value of their unique skills and capabilities to support our long-term performance;

—	performance of their general management responsibilities;

—	contribution as a member of our executive management team;

—	difficulty of achieving desired results in the coming year and years to follow; and

—	compensation paid by companies deemed by the Committee to be comparable to us.

These elements fit into our overall compensation objectives by helping to secure the future potential of our products and operations, continuing to meet our business objectives, providing proper compliance and regulatory guidance, and helping to create an effective and cohesive team. Our policy for allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for us and our stockholders. Likewise, we provide cash compensation in the form of base salary to meet competitive salary norms and reward performance on an annual basis and in the form of bonus compensation to reward superior performance against specific annual goals. We provide non-cash compensation (i.e., stock options) to reward superior performance against specific objectives and long-term strategic goals. Our compensation package for our Named Executive Officers for fiscal 2009 ranged from 42% to 45% in cash compensation and 55% to 58% in non-cash compensation, including benefits and equity-related awards. We believe that this formula is competitive within the marketplace and appropriate to fulfill our stated policies. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information from relevant peer companies, and such other information as it considers appropriate, to determine the appropriate level and mix of incentive compensation.

Setting Officer Compensation

Process

At one or more meetings at the end of each fiscal year (usually in December) or in the beginning of the following fiscal year (usually in January), the Committee reviews our performance during the fiscal year against established corporate objectives, individual Officer performance and history of all the elements of each Officer’s total compensation in comparison with the compensation of executive officers in an appropriate peer group as described below. After due consideration of the foregoing, the Committee:

—	sets the base salaries for our Officers for the following fiscal year;

—	approves individual Officer bonus payments for performance for the prior fiscal year;

—	approves stock options that will be granted to each Officer for performance for the prior fiscal year;

—	adopts the management incentive plan (including objectives and weighting) for the following fiscal year; and

—	decides upon general compensation guidelines and overall salary, bonus and stock option budgets for all employees.

The specific basis for the determination of base salaries, bonuses and stock option grants to Officers is detailed below.

Role of Executive Officers

The CEO and the Chairman and Chief Scientific Officer (the “CSO”) annually review the performance of each Officer (other than the CEO and CSO, whose performance is reviewed by the Committee) with the assistance and input from our head of Human Resources. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. Officers, other than the CEO and the CSO, are not present at the time of these deliberations. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives and ultimately makes the final decision with respect to the compensation of all our Officers. The CEO and the CSO are not present during the Committee’s deliberations and discussion on their individual compensation.

Benchmarking

To assist the Committee in benchmarking executive compensation, the Committee retained J. Richard & Co., an independent compensation consultant, in 2008 and 2009 to collect and synthesize data from several sources as detailed below.

To benchmark our Officer cash bonuses and equity awards for performance in fiscal 2009 and base salaries for fiscal year 2010, the Committee reviewed compensation information as reported in the definitive proxies for fiscal year 2008 from the following public life sciences companies: Acadia Pharmaceuticals, Arena Pharmaceuticals, Ariad, Cadence Pharmaceuticals, Cypress, Cytokinetics, Depomed, Halozyme Therapeutics, Incyte, Jazz Pharmaceuticals, Ligand, MAP Pharmaceuticals, Maxygen, Nektar Therapeutics, NPS Pharmaceuticals. Pain Therapeutics, Pozen, Rigel, Vivus and Xenoport (the “Peer Companies”). The Committee selected the Peer Companies as a relevant comparison group for us based on various criteria including similarity of business, employee headcount, market capitalization and revenue. Where such source did not provide sufficient information with respect to the bonus and equity compensation of certain officer positions, the Committee used compensation information from The Radford Global Life Sciences Survey (2009) (the “2009 Radford Survey”) as a supplement. The Committee took into consideration the summarized compensation data from the Peer Companies along with the data from the 2009 Radford Survey when setting base salaries applicable for fiscal year 2010 and the cash bonuses and stock options awards to our Officers for performance in fiscal 2009.

Base Salary

It is the goal of the Committee to establish salary compensation for our Officers that is competitive with comparable peer companies. In setting Officer base salaries for fiscal 2010 (which were set in January 2010), the Committee reviewed the salary compensation of officers with comparable qualifications, experience and responsibilities as reported in the 2009 Radford Survey and definitive proxies from the Peer Companies. It is not our policy to pay our CEO or other Officers at the highest level relative to their respective counterparts at the Peer Companies. The Committee generally targets compensation for our Officers at the 50th percentile of compensation paid to similarly situated executives at the Peer Companies. Variations to this objective may occur as dictated by the experience and performance level of the individual and market factors. We believe that this gives us the opportunity to attract and retain talented managerial employees both at the senior executive level and below, yet conserves our financial resources to the benefit of our stockholders. For fiscal year 2010, the base salaries of the CEO, CSO and other Officers were increased by 2% from the base salaries of those Officers in fiscal year 2009. The CEO and certain Officers other than the CSO also received salary adjustments if the Committee determined based on relevant data that their salaries were below the target percentile of compensation paid to comparable executives at the Peer Companies. For fiscal year 2009, the base salaries of the CEO and the CSO were increased by 2% from the base salaries of those Officers in fiscal year 2008. Certain Officers other than the CEO and CSO also received salary adjustments if the Committee determined based on relevant data that their salaries were below the target percentile of compensation paid to comparable executives at the Peer Companies. The Committee determined that these salary increases operated to maintain our Officer base salaries at about the 50th percentile of compensation paid to similarly situated executives at the Peer Companies (or as reported in the Radford Survey).

Bonus (Non-Equity Incentive Plan Compensation)

The cash bonus element of our executive compensation is designed to reward our Officers for the achievement of shorter-term corporate goals, measurable on an annual basis, as well as, with certain exceptions noted below for the CEO and CSO, individual Officer performance. Our process for determining the bonus element of our Officer compensation for fiscal year 2009 performance is set forth below, which is the same general process we followed in determining Officer bonuses for fiscal year 2008 performance.

In setting the target bonus for which each Officer would be eligible for fiscal 2009 performance, the Committee reviewed the data from the Peer Companies (and the 2008 Radford Survey where applicable) with respect to the bonuses of officers with comparable qualifications, experience and responsibilities at companies in their recommended peer groups. Based on the foregoing, for performance in fiscal year 2009, the Committee set the target bonus for the CEO and CSO at 60% of such individual’s base salary, and for all other Officers at 30%–40% of such individual’s base salary. The two factors used by the Committee to determine the amount out of the target amount to be awarded to any individual Officer other than the CEO and CSO are the individual performance of such Officer during the relevant fiscal year and our performance as a whole against pre-set corporate objectives for such fiscal year (the “Corporate Objectives”). The Committee retains the discretion to adjust actual bonus payments based on other factors, as discussed below.

The Corporate Objectives for each fiscal year are typically established by the Committee in consultation with our Officers at the end of the previous fiscal year or no later than the first quarter of such fiscal year. The Corporate Objectives comprise product development, financial, business development and operational goals with varying degrees of difficulty and have associated target dates for accomplishment. Each objective is weighted based on the importance of the accomplishment of the objective to the Company’s overall value. At the end of each fiscal year, the Committee makes a determination of the overall percentage of the Corporate Objectives accomplished by the Company as a whole during the fiscal year. The Committee exercises its reasonable discretion in determining the percentage of Corporate Objective accomplished by the Company, including, for example taking into account the achievement of any listed objective above expectations or the accomplishments of the Company that were not listed in the Corporate Objectives.

For fiscal year 2009, the Corporate Objectives against which Officer performance was evaluated consisted of, among others, financial, business development and product development goals.

—	Financial

—

The primary financial goal was to minimize overall corporate cash utilization such that net cash consumption did not exceed an established target and our corporate cash balance at year end did not fall below a specified amount.

—	Business Development

—	The primary business development goal was to establish business development collaborations with respect to POSIDUR™ for the U.S. and TRANSDUR™-Sufentanil on terms acceptable to the Company.

—	In addition, we had goals around generating minimum revenue levels from existing collaborations and related to establishing new feasibility agreements with third parties that were of a defined scale.

—	Product Development

—

POSIDUR: The primary goals related to completion of a Phase IIb shoulder clinical trial with a positive outcome, completion of the future clinical development plan and commencement of the Phase III clinical program.

—

ORADUR® Programs: The primary goals related to continued support of our licensee King Pharmaceuticals’ efforts regarding the resubmission of the New Drug Application (NDA) for REMOXY®, and completion of a board approved licensing agreement with respect to an Attention Deficit Hyperactivity Disorder program.

—

TRANSDUR-Sufentanil: The primary goals related to support of our licensee Endo Pharmaceuticals in holding an end-of-Phase II meeting with the FDA with a defined pathway to a NDA and successfully completing the transfer of the program back from Endo.

—	ELADUR: The primary goal related to support of our licensee King Pharmaceuticals in commencement of a Phase IIb clinical trial.

The financial and business development objectives were given significant weight in view of the global economic recession and the Company’s interest in preserving cash. After evaluating the Company’s performance against the Corporate Objectives established for 2009, the Committee determined that the overall percentage of Corporate Objectives accomplished by the Company as a whole for fiscal year 2009 was 59%.

The Committee believes that the accomplishments of the Company as a whole are an important measure of the performance of all of our Officers, including the effectiveness of their leadership and teamwork. In particular, the percentage of the total eligible amount that is normally awarded to the CEO and CSO as a bonus is based entirely on the Company’s overall performance and accomplishment of the Corporate Objectives because the Committee believes that the paramount duty of these individuals is leadership. Thus, the bonus awarded to the CEO and the CSO for fiscal year 2009 was computed by multiplying 59% (the percentage determined by the Committee based on Corporate Objectives accomplished and the Company’s overall performance) by 60% of the CEO or CSO’s base salary in fiscal year 2009 (the target bonus amount that such individual is eligible to receive as set by the Committee). For fiscal year 2008, the Company’s accomplishment of the Corporate Objectives and overall performance determined half of the bonus that is normally awarded to each Officer other than the CEO or CSO; the other half of the bonus was determined by such Officer’s individual performance. For fiscal year 2009, the Committee increased the weighting of Corporate Objectives (from 50% to 60% or 70%, depending on the Officer) and decreased the weighting of individual performance (from 50% to 40% or 30%, depending on the Officer) for Officers other than the CEO and CSO. Bonuses for fiscal year 2009 for the CEO and CSO continued to be based solely on Corporate Objectives.

The individual performance of each Officer, except for the CEO and CSO, is assessed as part of an annual written performance appraisal performed typically at the end of each fiscal year. At a meeting at the end of each fiscal year, each Officer, together with his or her supervisor (e.g., the CEO or CSO), agrees upon a written set of objectives for the following fiscal year pertinent to the Officer individually (which includes goals for the functional area or business managed by such Officer). The supervisor also assesses the accomplishments of the Officer in such fiscal year against the applicable pre-established objectives for that Officer in such year, and arrives at a percentage of goals accomplished. In general, the bonus of each Officer other than the CEO or CSO is determined as follows:

Bonus Amount = (A% * B% + C% * D%) * E% * Base Salary

A =	the percentage (30%, 40% or 50%) of individual performance applicable to the Officer

B =	the percentage of personal objectives accomplished by the Officer as determined by the Officer’s supervisor

C =	the percentage (50%, 60% or 70%) of weighting of Corporate Objectives

D =	the percentage of Corporate Objectives accomplished and overall performance by the Company as determined by the Committee

E =	the percentage (30%, 35% or 40%) of the base salary set as the maximum bonus target applicable to the Officer

Notwithstanding the general practice with respect to determination of Officer bonuses set forth above, the Committee retains complete discretion to adjust the result obtained using the general approach for individual variations in performance or business considerations. With respect to bonuses for fiscal year 2009 performance, due to the recent turmoil in the financial markets and in the interest of preserving cash, the Committee reduced the cash bonus amount payable to each Officer derived under the general approach by approximately 85%. In lieu of the reduced amount, the Committee granted additional fully vested options to purchase our common stock, of which options to purchase approximately 358,669 shares were granted to our Officers in January 2010.

With respect to bonuses payable for fiscal year 2010 performance, the Committee maintained the same general approach (subject to the Committee’s plenary discretion to deviate where appropriate from that approach due to individual or Company-wide considerations).

Equity Incentive Program

We intend that our equity incentive program is the primary vehicle for offering long-term incentives and rewarding our Officers and key employees. We also regard our equity incentive program as a key retention tool.

This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating our Officers to manage the Company in a manner that is consistent with our interests and those of our stockholders. It is our typical practice to grant stock options to our Officers and all employees annually in connection with our annual employee performance appraisal.

At the same meeting(s) during which the Committee determines our Officer base salaries for the following fiscal year and bonuses for performance in the previous fiscal year the Committee also determines the ranges of stock options for which our Officers are eligible by rank. The Committee sets these ranges after consideration of (a) the value of equity incentive awards of officers with comparable qualifications, experience and responsibilities at the Peer Companies, (b) the dilution that would be created by the stock options awards for that fiscal year (the “Burn Rate”) and (c) and the overall value of equity held by our employees as a retention incentive. The Committee’s general philosophy is that the value of our equity incentive awards to our Officers should be competitive with the Peer Companies subject to the Company maintaining a Burn Rate for its equity incentive programs that is not overly dilutive to our stockholders and comparable to other companies in the Peer Group. For our annual stock option grant in connection with the Company’s fiscal year 2008 performance appraisal, the date of grant which was January 27, 2009, the Committee targeted a Burn Rate (computed as total shares subject to option grants to all employees including Officers for the entire fiscal year divided by total outstanding shares as of December 31, 2008) of approximately 3.5%. For our annual stock option grant in connection with the Company’s fiscal year 2009 performance appraisal (including the bonus options discussed above), the date of grant which was January 22, 2010, the Committee targeted a Burn Rate (computed as total shares subject to option grants to all employees including Officers for the entire fiscal year divided by total outstanding shares as of December 31, 2009) of approximately 3.5%. The number of shares underlying option grants to our Officers for performance for fiscal year 2009 was generally slightly lower than the number of shares underlying option grants to our Officers for performance for fiscal year 2008. The factors used by the Committee to determine the specific number of shares underlying any stock option grant to any individual Officer other than the CEO and the CSO are the individual performance of such Officer during the relevant fiscal year and the performance of the Company as a whole against the Corporate Objectives. As with bonuses, the specific number of shares underlying the stock option grants to our CEO and CSO is determined based on the performance of the Company as a whole against the Corporate Objectives.

In addition, our Board of Directors and Compensation Committee may grant equity compensation to our Officers and employees at any time for incentive and retention purposes in keeping with our non-cash equity compensation practices outlined below.

Perquisites

Except as otherwise described in this Proxy Statement, our Officers are entitled to no benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements (other than our 401(k) plan), post-retirement health coverage or similar benefits for our Officers or employees.

The perquisites we provided in fiscal 2009 were as follows: We provide life insurance to all employees (including Officers) with a limit of three times the employee’s salary (up to $250,000 of insurance per employee). The premium on over $50,000 of life insurance is treated as taxable income and is reported on W-2 forms of all employees. In addition, we provide medical, dental and vision insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance to all employees. We pay for approximately 85% of total premium for medical, dental and vision insurance, respectively, and 100% for accidental death and dismemberment insurance, short-term and long-term disability insurance. Our Officers, as with our employees, are eligible to participate in our 2000 Employee Stock Purchase Plan.

Post-Employment Compensation

Pension Benefits

We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers, as with all eligible employees, are eligible to participate in our 401(k) plan. We do not provide matching contributions for any of our employees including our Officers.

Nonqualified Deferred Compensation

We do not provide any nonqualified deferred contribution or other deferred compensation plans.

Other Post-Employment Payments

All of our employees, including our Officers, are employees-at-will and as such do not have employment contracts with us. We also do not provide post-employment health coverage or other benefits, except in connection with the change of control agreements, details of which are included below under “Change of Control Agreements.”

Stock Option Practices

Overview

It is our practice to grant stock options to all of our employees. Stock options award levels are determined based on market data and vary among individuals based on their positions within the Company and their individual performance. Stock Options are generally granted in connection with:

—	the hiring of employees (including Officers);

—	the promotion of employees (including Officers);

—	the annual performance appraisal of employees (including Officers);

—	rewarding certain employees (including Officers) for exceptional accomplishments; and

—	from time to time for incentive and retention purposes.

We also, from time-to-time, and on an infrequent basis, grant stock options to certain consultants with specialized skills who provide important services to us. All of our stock options are granted under and pursuant to the terms of our 1998 Stock Option Plan and 2000 Stock Plan (the “Plan”).

In March 2007, the Committee evaluated our practices for granting stock options in view of current laws, regulations and best practices and for promoting administrative efficiency, and adopted written guidelines therefor (the “Guidelines”). Except with respect to the timing of stock option grants to newly hired employees described below, the Guidelines did not significantly change our previous stock option practices. Where relevant, changes to our previous practices made by our Guidelines are noted below.

Authority

The Board has delegated the authority to grant stock options under specified terms and conditions to a committee consisting of our CEO, CSO and CFO (the “Officer Committee”) in connection with the hiring and promotion of non-Officer employees and the rewarding of non-Officer employees for exceptional performance. Other than as expressly delegated by the Committee or the Board in accordance with the Plan, the authority to grant stock options and other equity compensation resides exclusively with the Committee or the Board. In particular, the Committee or the Board has the exclusive authority to grant stock options to Directors and Officers.

Timing of Grants

For fiscal year 2006 and previous years, it was our practice to grant newly hired employees including Officers stock options effective on the first day of such individual’s employment with us. Options to newly hired Officers were approved by action of our Board or the Committee by meeting or unanimous written consent prior to and granted effective as of the first day of employment of such Officer, typically at the same time as the ratification of their employment. Options to newly hired employees who were not Officers and where the number of shares underlying the stock option grant did not exceed 50,000 shares were granted by unanimous written consent of the Officer Committee on the first day of employment of such employee. Since the adoption of the Guidelines by the Committee in March 2007, it has been our practice to grant stock options to newly hired employees other than Officers in any month effective on the tenth business day of the subsequent calendar month of their hire, and the Officer Committee then meets or acts by unanimous written consent on or before the tenth business day of the calendar month to approve the option grants to be made on the tenth business day of the calendar month. The change to our previous practices was made in order to ease the administrative burden to the Officer Committee and human resources and stock administration personnel. We intend to continue our practices as described above with respect to the granting of stock options to newly hired Officers.

Annual grants of stock options to our employees and Officers are made usually in January or February of each year after the conclusion of our annual Company-wide performance appraisal of all employees for the previous fiscal year. Even though the Committee may complete the evaluation of the performance of Officers prior to the completion of the performance appraisal process for the entire Company, it has been our practice in the last several years to grant the stock options to Officers simultaneously with the grant of stock options to our employees.

Other than as described above with respect to newly hired employees, it is our practice to grant stock options (such as in connection with promotions, rewarding exceptional accomplishments and grants to consultants) effective on the date of the Board, Committee or Officer Committee’s action by meeting or unanimous written consent.

We do not have a policy that precludes the granting of stock options when the Company or the Board is in possession of material nonpublic information or at certain periods in relation to our earnings releases. Although the Committee has considered whether such a policy would be advisable, the Committee does not feel that adoption of such policy is warranted at present since we grant stock options based on timelines in the normal course of business independent of the occurrence of these types of events (e.g., at a pre-established date each month for newly hired employees, on the first date of employment for newly hired Officers or upon the completion of the Company’s annual performance appraisal with respect to the annual grant). The Committee will periodically review the need for any such type of policy on timing, but at present, reserves the right to grant stock options at any time consistent with our policies, the Plan and applicable laws and regulations.

Exercise Price and Other Terms

The exercise price for stock options we grant is the fair market value of our common stock as defined in the Plan, which is the closing price on the day of the grant of our common stock on the NASDAQ Global Market. Stock options granted to our employees (including Officers) typically have a term of 10 years. Options granted prior to 2009 generally vest at a rate of 25% on each anniversary of the date of grant. Options granted in 2009 and 2010 generally vest at a rate of 25% on the first anniversary of the date of grant and thereafter, 1/16 of the shares subject to the option vest at the end of each three-month period following the one year anniversary of the date of grant. On an infrequent basis, the Board or the Committee has granted stock options to employees (including Officers) with different vesting patterns consistent with the Plan. The term and vesting of options granted to consultants vary depending on the circumstances.

Stock options, subject to required vesting, are exercisable for the term of the option so long as the optionee maintains continuous status as an employee or consultant with the Company. Options granted prior to March 31,

2010 are exercisable for sixty (60) days after the termination of the optionee’s status as an employee or consultant with the Company. Options granted on or after March 31, 2010 will be exercisable for three (3) months after the termination of the optionee’s status as an employee or consultant with the Company.

Hedging and Stock Ownership Policies

Our insider trading policy provides that all employees and Officers may not engage in any transactions that suggest speculation in our stock (that is, an attempt to profit in short-term movements, either increases or decreases, in the stock price). The policy notes that many “hedging” transactions, such as “collar” transactions, contingent or forward sales, and other similar or related arrangements, are prohibited. Specifically, our insider trading policy precludes any employee or Officer from engaging in any “short” sale, “sale against the box” or any equivalent transaction involving our stock (or the stock of any of our business partners in any of the situations described above).

We do not have a stock ownership policy.

Tax and Accounting Implications

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during a single year to a corporation’s chief executive officer and four other most highly paid executive officers. Qualifying performance-based compensation will not be subject to the deduction limitation if certain requirements are met. We periodically review the potential consequences of Section 162(m) and may structure the performance-based portion of our executive compensation to comply with certain exemptions in Section 162(m). However, we reserve the right to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions or the officer’s performance.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including our Stock Option Program and Employee Stock Purchase Plan in accordance with the requirements of FASB Statement 123(R) (“FAS 123(R)”).

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for the fiscal years ended December 31, 2009, 2008 and 2007, compensation awarded to or paid to, or earned by, our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers at December 31, 2009 (our “Named Executive Officers”)

In 2009, 2008 and 2007, we did not grant any stock awards and we do not currently offer pension or nonqualified deferred compensation plans.

Summary Compensation Table for Fiscal 2009

Name and Principal Position	Year	Salary ($)	Bonus (1)($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation (3)($)	All Other Compensation (4)($)	Total ($)
James E. Brown, D.V.M (5)	2009	$461,965	—	$643,682	$24,530	$16,798	$1,146,975
President and Chief Executive Officer	2008	$452,907	—	$730,608	$24,457	$16,323	$1,224,295
	2007	$431,340	—	$585,323	$183,320	$13,765	$1,213,748

Matthew J. Hogan, M.B.A. (6)	2009	$283,588	—	$381,205	$22,132	$16,709	$703,634
Chief Financial Officer	2008	$268,224	—	$459,239	$12,875	$16,323	$756,661
	2007	$253,041	—	$301,023	$70,219	$13,765	$638,048

Felix Theeuwes, D.Sc. (7)	2009	$473,660	—	$643,682	$25,151	$11,641	$1,154,134
Chairman and Chief Scientific Officer	2008	$464,373	—	$730,608	$25,076	$11,987	$1,232,044
	2007	$442,260	—	$585,323	$187,961	$10,477	$1,226,021

Joseph Stauffer, D.O., M.B.A. (8)	2009	$203,125	$100,000	$400,425	$16,043	$8,399	$727,992
Chief Medical Officer and Executive Vice President, Corporate Strategy	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Su Il Yum, Ph.D. (9)	2009	$307,632	—	$427,072	$12,053	$11,158	$757,915
Executive Vice President, Pharmaceutical Systems R&D	2008	$301,600	—	$459,239	$14,477	$11,987	$787,303
	2007	$290,000	—	$438,156	$80,475	$10,477	$819,108

(1)	Our cash bonuses are paid under an incentive plan and therefore are reported in the column “Non-Equity Incentive Plan Compensation.”
(2)	Amounts shown represent the aggregate grant date fair value of the stock option grant in the year indicated. For more information, please see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards.
(3)	Represent the amounts earned in 2007, 2008 and 2009 but paid in January 2008, January 2009 and January 2010, respectively. For a description of the non-equity incentive plan, see the discussion following “Grants of Plan-Based Awards in 2009.”
(4)	Includes amounts associated with insurance premiums we pay for Accidental Death and Dismemberment (AD&D), Life, Medical, Dental, Vision, short-term and long-term disability insurance, which are available to all employees.
(5)	As of January 1, 2010, Dr. Brown’s annual salary was increased to $486,204.
(6)	As of January 1, 2010, Mr. Hogan’s annual salary was increased to $299,260.
(7)	As of January 1, 2010, Dr. Theeuwes’ annual salary was increased to $483,134.
(8)	Dr. Stauffer joined the Company in June 2009 and received a one-time sign-on bonus of $100,000. If Dr. Stauffer voluntarily terminates his employment during the first three years with the Company, or if his employment is terminated by the Company for cause, he is obligated to repay the entire $100,000 back to the Company. His annualized salary in 2009 was $375,000. As of January 1, 2010, Dr. Stauffer’s annual salary was increased to $382,500.
(9)	As of January 1, 2010, Dr. Yum’s annual salary was increased to $313,785.

GRANTS OF PLAN-BASED AWARDS

The following table shows for the fiscal year ended December 31, 2009, certain information regarding grants of plan-based awards to our Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2009

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1)(#)	Exercise or Base Price of Option Awards (2)($/Share)	Grant Date Fair Value of Stock and Option Awards (3)($)
James E. Brown (4)	1/27/09	210,000	$3.11	$470,001
	5/21/09	113,000	$2.09	$173,681

Matthew J. Hogan (5)	1/27/09	125,000	$3.11	$279,763
	5/21/09	66,000	$2.09	$101,442

Felix Theeuwes (6)	1/27/09	210,000	$3.11	$470,001
	5/21/09	113,000	$2.09	$173,681

Joseph Stauffer (7)	6/16/09	250,000	$2.20	$400,425

Su Il Yum (8)	1/27/09	140,000	$3.11	$313,334
	5/21/09	74,000	$2.09	$113,738

(1)	All options were granted under our 2000 Stock Plan. The vesting associated with the option is as follows: one-fourth (1/4) of the total shares subject to such option shall vest on the one-year anniversary of the date of grant, and one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over three (3) years following the one-year anniversary.
(2)	The exercise price per share of such option grant was the closing price of our common stock on the NASDAQ Global Market on the date of grant.
(3)	Amounts shown represent the fair value per share as of the grant date of the award multiplied by the number of shares. For more information, please see Note 8 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying the valuation of equity awards.
(4)	For Dr. Brown’s performance in fiscal year 2009, he received a stock option grant of 210,000 shares, which vest as described in footnote 1 and a fully vested option grant of 79,432 shares in January 2010.
(5)	For Mr. Hogan’s performance in fiscal year 2009, he received a stock option grant of 140,000 shares, which vest as described in footnote 1 and a fully vested option grant of 39,284 shares in January 2010.
(6)	For Dr. Theeuwes’s performance in fiscal year 2009, he received a stock option grant of 210,000 shares, which vest as described in footnote 1 and a fully vested option grant of 81,443 shares in January 2010.
(7)	For Dr. Stauffer’s performance in fiscal year 2009, he received a stock option grant of 150,000 shares, which vest as described in footnote 1 and a fully vested option grant of 51,947 shares in January 2010.
(8)	For Dr. Yum’s performance in fiscal year 2009, he received a stock option grant of 125,000 shares, which vest as described in footnote 1 and a fully vested option grant of 39,029 shares in January 2010.

With respect to Non-Equity Incentive Plan Awards for fiscal year 2009, the Compensation Committee set specific corporate targets and goals as described in “Compensation Discussion and Analysis—Bonus (Non-Equity Incentive Plan Compensation)” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR—EXECUTIVE OFFICERS

The following table shows for the fiscal year ended December 31, 2009, certain information regarding outstanding option awards at fiscal year-end for our Named Executive Officers. All options were granted under our 2000 Stock Plan. In addition, there were no stock awards outstanding for the individuals named below at December 31, 2009.

Outstanding Option Awards At December 31, 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date		Option Expiration Date
James E. Brown	80,000	0	—	$11.625	12/14/2000	(1)	12/14/2010
	176,500	23,500	—	$1.58	2/10/2003	(2)	2/10/2013
	225,000	0	—	$3.25	1/14/2004	(1)	1/14/2014
	125,000	0	—	$3.20	12/17/2004	(1)	12/17/2014
	187,500	62,500	—	$5.27	1/6/2006	(1)	1/6/2016
	87,500	87,500	—	$4.34	1/11/2007	(1)	1/6/2017
	43,750	131,250	—	$5.89	1/18/2008	(1)	1/18/2018
	0	210,000	—	$3.11	1/27/2009	(3)	1/27/2019
	0	113,000	—	$2.09	5/21/2009	(3)	5/27/2019

Matthew J. Hogan	150,000	50,000	—	$3.76	9/11/2006	(1)	9/11/2016
	45,000	45,000	—	$4.34	1/11/2007	(1)	1/11/2017
	27,500	82,500	—	$5.89	1/18/2008	(1)	1/18/2018
	0	125,000	—	$3.11	1/27/2009	(3)	1/27/2019
	0	66,000	—	$2.09	5/21/2009	(3)	5/27/2019

Felix Theeuwes	80,000	0	—	$11.625	12/14/2000	(1)	12/14/2010
	35,250	23,500	—	$1.58	2/10/2003	(4)	2/10/2013
	225,000	0	—	$3.25	1/14/2004	(1)	1/14/2014
	125,000	0	—	$3.20	12/17/2004	(1)	12/17/2014
	187,500	62,500	—	$5.27	1/6/2006	(1)	1/6/2016
	87,500	87,500	—	$4.34	1/11/2007	(1)	1/11/2017
	43,750	131,250	—	$5.89	1/18/2008	(1)	1/18/2018
	0	210,000	—	$3.11	1/27/2009	(3)	1/27/2019
	0	113,000	—	$2.09	5/21/2009	(3)	5/27/2019

Joseph Stauffer	0	250,000	—	$2.20	6/16/2009	(3)	6/16/2019

Su Il Yum	15,000	0	—	$11.125	1/2/2001	(1)	1/2/2011
	10,000	0	—	$9.19	2/11/2002	(1)	2/11/2012
	82,064	10,686	—	$1.58	2/10/2003	(5)	2/10/2013
	25,000	0	—	$2.75	12/15/2003	(1)	12/15/2013
	100,000	0	—	$2.51	2/27/2004	(1)	2/27/2014
	100,000	0	—	$3.20	12/17/2004	(1)	12/17/2014
	90,000	30,000	—	$5.27	1/6/2006	(1)	1/6/2016
	65,500	65,500	—	$4.34	1/11/2007	(1)	1/11/2017
	27,500	82,500	—	$5.89	1/18/2008	(1)	1/18/2018
	0	140,000	—	$3.11	1/27/2009	(3)	1/27/2019
	0	74,000	—	$2.09	5/21/2009	(3)	5/27/2019

(1)	The vesting associated with these option grants are as follows: one-fourth (1/4) of the total shares subject to such option shall vest on each one-year anniversary of the date of grant.
(2)	Dr. Brown was granted options to purchase 200,000 shares of our common stock on February 10, 2003. Such grant included options to purchase 106,000 shares issued that vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date and options to purchase 94,000 shares that vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date.
(3)	The vesting associated with these option grants are as follows: one-fourth (1/4) of the total shares subject to such option shall vest on the one-year anniversary of the date of grant, and one-sixteenth (1/16) of the total shares subject to the option shall vest quarterly over three (3) years following the one-year anniversary.
(4)	Dr. Theeuwes was granted options to purchase 225,000 shares of our common stock on February 10, 2003. Such grant included options to purchase 131,000 shares that vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date and options to purchase 94,000 shares that vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date. 166,250 shares have been exercised as of December 31, 2009.
(5)	Dr. Yum was granted options to purchase 92,750 shares of our common stock on February 10, 2003. Such grant included options to purchase 50,000 shares that vest at a rate of 25% of the shares on each twelve-month anniversary of the vesting commencement date and options to purchase 42,750 shares that vest at a rate of 12.5% of the shares on each twelve-month anniversary of the vesting commencement date.

EXERCISES

The following table shows for the fiscal year ended December 31, 2009, certain information regarding option exercises and stock vested during the last fiscal year with respect to our Named Executive Officers:

Option Exercises in Fiscal 2009(1)

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
James E. Brown	—	$—
Matthew J. Hogan	—	$—
Felix Theeuwes	—	$—
Joseph Stauffer	—	$—
Su Il Yum	—	$—

(1)	We do not currently utilize stock awards as part of our compensation plan. As such, we do not include information regarding stock awards that would otherwise appear as blank columns in this table.

CHANGE OF CONTROL AGREEMENTS

In April 2004, our Board of Directors adopted a change of control policy applicable to our officers who hold the rank of Vice President and above (who are not party to any other change of control agreement with us) which provides that, in the event that such officer’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such officer shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such officer shall receive a cash payment equal to one year of such officer’s then current salary, provided that such cash payment will be equal to two years of such officer’s then current salary in the case of James E. Brown or Felix Theeuwes. Any such benefits are conditioned upon such officer delivering to us an effective release releasing us or our successor from any and all claims the officer may have against such entities related to or arising in connection with his or her employment, term of such employment and termination thereof, and the officer agreeing, for the period during which she or he is receiving or has received payment of cash severance (but not exceeding two years), he or she will not, directly or indirectly, act as a partner, joint venturer, consultant, officer, director, employee, agent, independent contractor or stockholder of any company or business organization (including any unit or division of any company or organization) whose business is the development and marketing of products and services that are directly competitive with the products and services being developed and marketed by us immediately prior to our change of control. In September 2008, we amended the policy for compliance with Section 409A of the Code such that any such cash payment shall be payable in equal installments over the twelve month period, subject to a six month delay as required to avoid adverse tax consequences to “specified employees” under Code Section 409A.

In April 2004, our Board of Directors adopted a change of control policy applicable to all employees other than officers who hold the rank of Vice President and above which provides that, in the event that such employee’s employment is terminated without cause or constructively terminated, in connection with and prior to a change in our control, or within twenty-four months following a change in our control, then: (1) the unvested portion of any stock option held by such employee shall automatically accelerate so as to become completely vested as of the effective date of the termination, and (2) such employee shall receive a payment of 2 weeks of such employee’s then current salary for each full year of employment with us (taking into consideration the period of employment by the surviving entity as employment with us), up to a maximum total severance payment equal to 12 months of such employee’s then current salary.

Had a change in control occurred during fiscal 2009 and had their employment been terminated on December 31, 2009, our Named Executive Officers would have been eligible to receive the payments set forth in the columns under the heading “Terminations Within 24 Months of a Change in Control” in the table below.

Terminations Within 24 Months of a Change in Control
Name	Severance Payments	Value of Accelerated Unvested Options (1)
James E. Brown	$923,930	$63,855
Matthew J. Hogan	$283,588	$25,080
Felix Theeuwes	$947,321	$63,855
Joseph Stauffer	$375,000	$67,500
Su Il Yum	$307,632	$37,631

(1)	The value of accelerated vesting of the options is based solely on the excess, if any, of $2.47 per share, the closing market price on December 31, 2009, over the exercise price of the unvested portion (as of December 31, 2009) of our Named Executive Officers’ stock options. Because a portion of our stock options have exercise prices higher than our current stock price, if our stock value was higher at the time of any actual termination of employment, additional stock options could have value.

DIRECTOR COMPENSATION

Overview of Compensation and Procedures

The Compensation Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, we have historically obtained data from a number of different sources including:

—	publicly available data describing director compensation in peer companies;

—	survey data collected by our human resources department; and

—	information obtained directly from other companies.

In 2009, the Compensation Committee retained J. Richard & Co., an independent compensation consultant, to perform a survey of director compensation programs used by public life sciences companies comparable to us. Based upon J. Richard & Co.’s analysis, the Compensation Committee determined that our director compensation was below that provided by companies comparable to us. As a result of these findings, and in an effort to ensure our ability to attract and retain qualified directors, we changed our non-employee director compensation structure in December 2009.

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. Effective December 2009, each non-employee director is eligible to receive an attendance fee of $1,500 for each Board meeting attended and $500 for each telephonic Board meeting, and a cash retainer fee equal to $30,000 per year (increased in December 2009 from $25,000 per year) paid on a quarterly basis in arrears. In addition, for each Board committee on which a non-employee director serves, he or she shall be eligible to receive an attendance fee of $1,000 for each committee meeting attended and a cash retainer fee equal to $8,000, $6,000 and $5,000 per year for serving on the Audit Committee, Compensation Committee and Nominating and Governance Committee respectively (as compared to $7,500, $5,000 and $5,000 per year respectively for 2009) paid on a quarterly basis in arrears; provided that the cash retainer to be received by the chairperson of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee are $22,500, $15,000 per year and $12,000 per year, respectively, each paid on a quarterly basis in arrears.

All of our current non-employee directors receive stock option grants as part of their compensation for their service. When each non-employee director first becomes a director, he or she receives nonstatutory options to purchase 30,000 shares of our common stock, which by approval of the Board of Directors was increased by 5,000 shares to a total of 35,000 shares in December 2009. These options have a ten-year term and become exercisable in installments of one-third of the total number of shares granted on each anniversary of the grant. Additionally, each director who has served for at least 6 months will receive options to purchase an additional 20,000 shares of our common stock on the date of the annual stockholder meeting (Annual Grant), which by approval of the Board of Directors was increased by 5,000 shares to a total of 25,000 shares in December 2009, and such Annual Grant vests on the day before the first anniversary of the date of grant of the Annual Grant. These options are for a ten-year term. In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. The exercise price of the options granted under our Directors’ Plan must be at least 100% of the closing price of our common stock on the NASDAQ Global Market on the date the option is granted. The options may be exercised only (1) while the individual is serving as a director on the Board, (2) within 12 months after termination by death or disability or (3) within ninety (90) days after the individual’s term as director ends for any other reason; provided, however, on March 31, 2010, in the latter instance, the Board of Directors approved extending the period of exercisability of all outstanding options under the Director’s Plan from ninety (90) days after the individual’s term as director ends for any other reason to one (1) year after such termination. Stock options to directors have been and will be granted under our Directors’ Plan until the expiration of the plan in September 2010, after which stock options to directors will be granted under our 2000 Stock Plan.

Employee directors receive no additional compensation for serving on our Board of Directors.

The following table sets forth certain information regarding the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2009.

Director Compensation for Fiscal 2009

Name	Fees Earned or Paid in Cash ($)	Option Awards (1)($)	All Other Compensation ($)	Total ($)
Simon X. Benito	$52,500	$32,324	—	$84,824
Terrence F. Blaschke, M.D.	$40,000	$32,324	—	$72,324
Michael D. Casey	$57,000	$32,324	—	$89,324
David R. Hoffmann	$72,500	$32,324	—	$104,824
Armand P. Neukermans, Ph.D.	$54,500	$32,324	—	$86,824
Jon S. Saxe	$57,000	$32,324	—	$89,324

(1)	Amounts shown represent the aggregate grant date fair value of the stock option awards. In June 2009, an option to purchase 20,000 shares of our common stock at $2.22 per share was granted under our Directors’ Plan to each of Drs. Blaschke and Neukermans and Messrs. Benito, Casey, Hoffmann and Saxe. For more information, please see Note 8 of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding the assumptions underlying the valuation of equity awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END—DIRECTORS

The following table sets forth certain information regarding outstanding equity awards at December 31, 2009 of all of our non-employee directors:

	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable
Simon X. Benito	90,000	20,000
Terrence F. Blaschke, M.D.	70,000	20,000
Michael D. Casey	102,000	20,000
David R. Hoffmann	72,000	20,000
Armand P. Neukermans, Ph.D.	131,000	20,000
Jon S. Saxe	114,000	20,000

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	16,622,524	$4.12	4,241,976	(2)(3)
Equity compensation plans not approved by security holders (4)	63,266	$3.74	0

Total	16,685,790	$4.12	4,241,976

(1)	Consists of the following equity compensation plans: (i) our 2000 Stock Plan, (ii) our 2000 Directors’ Stock Option Plan, (iii) our 2000 Employee Stock Purchase Plan and (iv) our 1998 Stock Option Plan.
(2)	Includes 3,618,752 shares of our common stock reserved under our 2000 Stock Plan and 194,000 shares of our common stock reserved under our 2000 Directors’ Stock Option Plan. Our 2000 Stock Plan incorporates an “evergreen” formula pursuant to which, on the first day of each of fiscal year (through fiscal 2010), the number of common shares available for future issuance under our 2000 Stock Plan automatically increases by the lesser of (i) 2,250,000 shares, (ii) 5% of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as the board of directors determines.
(3)	Includes 429,224 shares of our common stock reserved under our 2000 Employee Stock Purchase Plan for future issuance. Our 2000 Employee Stock Purchase Plan incorporates an “evergreen” formula pursuant to which, on the first day of each fiscal year (through fiscal 2010), the number of shares available for future issuance under our 2000 Employee Stock Purchase Plan automatically increases by the lesser of (i) 225,000 shares, (ii) 0.5% of our outstanding common stock on the last day of the immediately preceding fiscal year or (iii) such lesser number of shares as our Board of Directors determines.
(4)	Consists of equity compensation plans we assumed in connection with mergers or acquisitions and under which we do not intend to grant options or other awards in the future, including the Southern BioSystems, Inc. 1993 Stock Option Plan (as amended) (63,266 shares outstanding as of December 31, 2009). See Note 8 of the Notes to Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2009 for further description of these plans.

CERTAIN RELATIONSHIPS

In accordance with the Audit Committee charter, the Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions (as defined in Item 404 of Reg. S-K), other than compensation transactions, which are subject to the auspices of the Compensation Committee. Although we have not entered into any financial transactions with any immediate family member of any of our directors or executive officers, if we were to do so, any such material financial transaction would need to be approved by the Audit Committee before we enter into such a transaction. The Audit Committee also reviews and approves our proxy statement and the information contained therein.

OTHER TRANSACTIONS

During the last fiscal year, we granted options to purchase common stock to our employees and directors as reported in this proxy statement.

We have entered into indemnification agreements with each of our directors and executive officers. Such agreements require us, among other things, to indemnify our officers and directors, other than for liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceedings against them as to which they could be indemnified.

Notwithstanding anything to the contrary set forth in any of the our filings under the Securities Act of 1933 or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has:

—	reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management; and

—	based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee of the Board of Directors of DURECT Corporation:

Michael D. Casey

David R. Hoffmann

Armand P. Neukermans

Jon S. Saxe

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors currently consists of Michael D. Casey, David R. Hoffmann, Armand P. Neukermans and Jon S. Saxe. No member of the committee nor any executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

AUDIT COMMITTEE REPORT

As required by NASDAQ rules, the Audit Committee of the DURECT Corporation Board of Directors is composed of three independent directors. The committee operates under a written charter adopted by the Board of Directors in March 2000 and last revised in December 2009.

The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee held five meetings during the fiscal year 2009. Management represented to the Audit Committee that our financial statements were prepared in accordance with U.S. generally accepted accounting principles. In 2010, the Audit Committee met and reviewed and discussed the audited financial statements for fiscal year 2009 with management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm, Ernst & Young LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. Additionally, the Audit Committee has discussed with Ernst & Young LLP the issue of its independence from DURECT Corporation.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

The Audit Committee of the Board of Directors of DURECT Corporation:

Simon X. Benito

David R. Hoffmann

Jon S. Saxe

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

During the fiscal years ended December 31, 2009 and 2008, Ernst & Young LLP, our independent registered public accounting firm and principal accountants, billed the fees set forth below. All Audit Fees, Audit-Related Fees, Tax Fees and Other Fees for 2009 and 2008 were pre-approved by the Audit Committee according to the policies and procedures described above under the caption “The Board, Board Committees and Meetings—Audit Committee.”

	Years Ended December 31,
	2009	2008
Audit Fees	$931,901	$925,902
Tax Fees	50,000	50,800
Other Fees	1,995	1,545

	$983,896	$978,247

Audit Fees

Fees for audit services include fees associated with the audits of our annual financial statements and the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 included in our Form 10-K and the review of the financial statements included in our quarterly reports on Form 10-Q. Audit fees also include fees for advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, review of the SEC registration statements and issuance of consents.

Tax Fees

Tax fees include tax compliance services related to preparation of tax returns.

All Other Fees

Other fees consist of an annual subscription to on-line accounting information and updates.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of our common stock (collectively, “Reporting Persons”) to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based upon our review of the reporting forms we received and written representations from certain persons that no other reports were required to be filed by those persons, we believe that all filing requirements applicable to our officers, directors and 10% stockholders were complied with for fiscal year 2009.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote by telephone or the Internet as described on the proxy card.

By Order of the Board of Directors,

/s/ Jean I Liu

Jean I Liu

Senior Vice President, General Counsel and Secretary

April [    ], 2010

Cupertino, California

APPENDIX A

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DURECT CORPORATION

The undersigned, James E. Brown, hereby certifies that:

1. He is the President and Chief Executive Officer of Durect Corporation, a Delaware corporation (the “Corporation”).

2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 6, 1998 under the name “Durect Therapeutics Corporation.”

3. Article Fourth, Paragraph (A) of the Corporation’s Amended and Restated Certificate of Incorporation is amended and restated in its entirety to read as follows:

“(A) The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is Two Hundred and Ten Million (210,000,000) shares, each with a par value of $0.0001 per share. Two Hundred Million (200,000,000) shares shall be Common Stock and Ten Million (10,000,000) shares shall be Preferred Stock.”

4. This Certificate of Amendment of the Corporation’s Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation’s board of directors and stockholders in accordance with the provisions of the Corporation’s Amended and Restated Certificate of Incorporation and with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Amended and Restated Certificate of Incorporation at Cupertino, California on                     , 2010.

/s/ James E. Brown
James E. Brown President and Chief Executive Officer

A-1

C123456789

000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Electronic Voting Instructions

Available You can vote 24 hours by Internet a day, or 7 days telephone! a week!

Instead methods of outlined mailing below your proxy, to vote you your may proxy. choose one of the two voting VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies 1:00 a.m. submitted, Central Time, by the on Internet June 23, or 2010. telephone must be received by

1:00 a.m., Central Time, on June 23, 2010.

Vote by Internet

Log on to the Internet and go to www.investorvote.com/DRRX

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 5.

1. Election of Class I directors: For Withhold For Withhold For Withhold

01 - Felix Theeuwes

02 - Simon X. Benito

03 - Terrence F. Blaschke

2. The increase amendment the number to our of Certificate authorized of shares Incorporation of common to stock from 110,000,000 to 200,000,000.

4. An Purchase amendment Plan, and including restatement an increase of the of 2000 250,000 Employee in the number Stock of issuance shares thereunder. of the Company’s Common Stock available for issuance thereunder.

For Against Abstain

3. An amendment and restatement of the 2000 Stock Plan.

5. The ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the current fiscal year.

For Against Abstain

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee or guardian, give full title name and such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890

JNT

34DV

0256401

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Durect Corporation

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders June 23, 2010

The undersigned hereby appoints James E. Brown and Felix Theeuwes and each of them, jointly and severally, as proxies, with power of substitution, to vote all shares of DURECT Corporation Common Stock which the undersigned is entitled to vote on all matters which may properly come before the 2010 Annual Meeting of Stockholders of DURECT Corporation, or any adjournment thereof.

The shares represented by this Proxy Card will be voted as specified on the reverse side, but if no specification is made they will be voted FOR all proposals and in any event at the discretion of the proxies on any other matter that may properly come before the meeting.

SEE REVERSE SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE